                                                                   Exhibit 10.11
================================================================================


                                  $95,000,000

                                    SENIOR

                               CREDIT AGREEMENT


                                     among


                       SOUTHWESTERN LIFE HOLDINGS, INC.
                                 as Borrower,


                          THE LENDERS PARTIES HERETO,


                                      and


                            ING (U.S.) CAPITAL LLC,
                            as Administrative Agent


                           Dated as of June 13, 2000


================================================================================

                               TABLE OF CONTENTS

                                                                              PAGE
SECTION 1.    DEFINITIONS................................................       1
   1.1        Defined Terms..............................................       1
   1.2        Accounting Terms and Determinations........................      20
   1.3        Other Definitional Provisions..............................      21

SECTION 2.    TERM LOAN FACILITY.........................................      21
   2.1        Term Loan Commitment.......................................      21
   2.2        Types of Term Loans........................................      21
   2.3        Manner of Borrowing........................................      21
   2.4        Disbursement of Term Loans.................................      22
   2.5        Conversion Options.........................................      22
   2.6        Repayment of Principal.....................................      22
   2.7        Payment of Interest........................................      23
   2.8        Optional Prepayments.......................................      23
   2.9        Mandatory Prepayments......................................      24
   2.10       Application of Payments....................................      24
   2.11       Term Notes.................................................      25
   2.12       Use of Proceeds of Term Loans..............................      25

SECTION 3.    WORKING CAPITAL FACILITY...................................      25
   3.1        Revolving Commitment.......................................      25
   3.2        Types and Amounts of Revolving Loans.......................      25
   3.3        Manner of Borrowing........................................      26
   3.4        Disbursements of Revolving Loans...........................      26
   3.5        Conversion Options.........................................      26
   3.6        Repayment of Principal.....................................      27
   3.7        Payment of Interest........................................      27
   3.8        Termination or Reduction of Commitments....................      27
   3.9        Revolving Notes............................................      28
   3.10       Optional Prepayments.......................................      28
   3.11       Use of Proceeds of Revolving Loans.........................      28

SECTION 4.    FEES AND PAYMENTS; TAXES...................................      29
   4.1        Fees.......................................................      29
   4.2        Computation of Interest and Fees...........................      29
   4.3        Manner of Payments.........................................      29
   4.4        Increased Costs; Capital Adequacy..........................      30
   4.5        Funding Losses.............................................      32
   4.6        Inability to Determine Interest Rate.......................      32
   4.7        Illegality.................................................      33
   4.8        Taxes......................................................      33
   4.9        Assumed Payments...........................................      35

SECTION 5.    REPRESENTATIONS AND WARRANTIES.............................      35
   5.1        Financial Condition........................................      35
   5.2        Corporate Existence; Subsidiaries..........................      37
   5.3        Capitalization.............................................      37

                                                                              PAGE
   5.4        Corporate Power; Authorization; No Contravention...........      37
   5.5        Binding Effect.............................................      38
   5.6        No Litigation..............................................      38
   5.7        No Default.................................................      38
   5.8        Ownership of Property; Liens...............................      38
   5.9        Security Interests.........................................      39
   5.10       Restrictions...............................................      39
   5.11       Compliance with Laws.......................................      39
   5.12       Taxes......................................................      39
   5.13       Margin Regulations.........................................      40
   5.14       Investment Company Act.....................................      40
   5.15       Compliance with ERISA......................................      40
   5.16       Environmental Matters......................................      40
   5.17       Investments................................................      41
   5.18       Transaction and Transaction Documents......................      41
   5.19       Disclosure.................................................      41
   5.20       Reinsurance Agreements.....................................      41
   5.21       Labor Matters..............................................      42
   5.22       Insurance..................................................      42
   5.23       Intercompany Agreements....................................      42

SECTION 6.    CONDITIONS PRECEDENT.......................................      42
   6.1        Conditions to Initial Borrowing............................      42
   6.2        Conditions to Each Borrowing...............................      46

SECTION 7.    AFFIRMATIVE COVENANTS......................................      47
   7.1        Financial Statements.......................................      47
   7.2        Certificates; Other Information............................      48
   7.3        Compliance with Laws.......................................      50
   7.4        Maintenance of Existence...................................      50
   7.5        Maintenance of Property; Insurance.........................      50
   7.6        Inspection of Property; Books and Records; Discussions.....      50
   7.7        Notice of Certain Events...................................      51
   7.8        Payment of Taxes and Claims................................      51
   7.9        Tax Consolidation..........................................      52
   7.10       Tax-Sharing Agreement......................................      52
   7.11       Use of Proceeds............................................      52
   7.12       Interest Rate Protection Agreement.........................      52
   7.13       Surplus Note Payment.......................................      52
   7.14       Merger of Southwestern and SLT.............................      52
   7.15       Maintenance of Rating. Southwestern shall maintain a B+ or
              higher rating by A.M. Best & Co............................      52
SECTION 8.    NEGATIVE COVENANTS.........................................      52
   8.1        Negative Pledge............................................      52
   8.2        Consolidation, Merger, Purchase or Sale of Assets..........      54
   8.3        Indebtedness...............................................      55
   8.4        Investments................................................      57

                                                                              PAGE
   8.5        Prepayments of Indebtedness; Negative Pledges..............      58
   8.6        Dividends, etc.............................................      59
   8.7        Transaction with Affiliates................................      60
   8.8        Maximum Consolidated Leverage Ratio........................      60
   8.9        Minimum Adjusted Statutory Surplus.........................      60
   8.10       Maximum Consolidated Statutory Leverage Ratio..............      60
   8.11       Minimum RBC Ratio..........................................      60
   8.12       Minimum Available Cash Flow to Fixed Charges Ratio.........      61
   8.13       Amendment of Certain Documents.............................      61
   8.14       Issuance of Stock..........................................      61
   8.15       Creation of Subsidiaries...................................      62
   8.16       Conduct of Business; Inactive Subsidiaries.................      62

SECTION 9.    EVENTS OF DEFAULT..........................................      62
   9.1        Events of Default..........................................      62
   9.2        Remedies...................................................      64
   9.3        Set-Off....................................................      64
   9.4        Default Interest...........................................      65

SECTION 10.   THE AGENT..................................................      65
   10.1       Appointment................................................      65
   10.2       Delegation of Duties.......................................      65
   10.3       Exculpatory Provisions.....................................      65
   10.4       Reliance by Administrative Agent and Collateral Agent......      66
   10.5       Notice of Default..........................................      66
   10.6       Non-Reliance on Administrative Agent, Collateral Agent
               and Other Lenders.........................................      66
   10.7       Indemnification............................................      67
   10.8       Administrative Agent and Collateral Agent in Their
               Individual Capacities.....................................      67
   10.9       Successor Administrative Agent and Successor Collateral
               Agent.....................................................      68

SECTION 11.   MISCELLANEOUS..............................................      68
   11.1       Amendments and Waivers.....................................      68
   11.2       Notices....................................................      69
   11.3       No Waiver; Cumulative Remedies.............................      70
   11.4       Survival of Representations and Warranties.................      70
   11.5       Payment of Expenses and Taxes..............................      70
   11.6       Benefit of Agreement; Participations; Assignments..........      71
   11.7       Sharing of Payments........................................      72
   11.8       Counterparts...............................................      73
   11.9       Headings...................................................      73
   11.10      Obligations Several........................................      73
   11.11      GOVERNING LAW..............................................      73
   11.12      Submission to Jurisdiction.................................      73
   11.13      WAIVER OF JURY TRIAL.......................................      73

SCHEDULES

   Schedule I       -  Lender Commitments
   Schedule II      -  Existing Debt
   Schedule III     -  Excluded Subsidiaries
   Schedule 5.1(d)  -  Material Adverse Change
   Schedule 5.2     -  Subsidiaries
   Schedule 5.3     -  Capitalization
   Schedule 5.6     -  Litigation
   Schedule 5.10    -  Transaction Restrictions and Orders
   Schedule 5.12    -  Taxes
   Schedule 5.16    -  Environmental Compliance
   Schedule 5.20    -  Reinsurance Agreements
   Schedule 5.23    -  Intercompany Agreements
   Schedule 6.1(b)  -  Post-Closing Transactions
   Schedule 8.1     -  Permitted Liens
   Schedule 8.2(e)  -  Projected Production
   Schedule 8.3     -  Permitted Indebtedness
   Schedule 8.4     -  Permitted Investments
   Schedule 8.7     -  Permitted Transaction with Affiliates
   Schedule 8.16    -  Company Insurance Contracts, Reinsurance or Retrocession
                        Agreements

EXHIBITS
   A-1              -  Form of Term Note
   A-2              -  Form of Revolving Note
   B-1              -  Form of Notice of Term Borrowing
   B-2              -  Form of Notice of Revolving Borrowing
   B-3              -  Form of Notice of Term Loan Continuation/Conversion
   B-4              -  Form of Notice of Revolving Loan Continuation/Conversion
   C                -  Form of Pledge and Security Agreement
   D-1              -  Form of Opinion of Counsel to the Credit Parties
   D-2              -  Form of Opinion of Counsel to the Administrative Agent
   E                -  Form of Guaranty
   F                -  Certificate regarding Non-Bank Status
   G                -  Projected Financial Statements for the Company and its
                        Subsidiaries
   H                -  Form of Solvency Certificate

     SENIOR CREDIT AGREEMENT, dated as of June 13, 2000, among SOUTHWEST ERN LIFE HOLDINGS, INC., a Delaware corporation (the "Company"), the lenders listed
                                                  -------
on the signature pages hereto from time to time, as lenders (the "Lenders"), and
                                                                  -------
ING (U.S.) CAPITAL LLC, as agent and arranger for the Lenders (in such capacity, including any successor in such capacity, the "Administrative Agent").
                                               --------------------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, on February 7, 2000, the Company filed a voluntary petition (the "Petition") for reorganization relief pursuant to Chapter 11 of Title 11 of
      --------
the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code")
                                                             ---------------
in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");
 ----------------

          WHEREAS, on April 25, 2000, the Company and an unofficial committee of certain existing preferred security holders (the "Preferred Holders") of the
                                                  -----------------
Company jointly proposed and filed with the Bankruptcy Court a plan of reorganization that contemplated a Recapitalization (as defined below) of the Company and its subsidiaries (the "Plan");
                                   ----

          WHEREAS, on June 5, 2000, the Bankruptcy Court signed an order confirming the Plan pursuant to the Bankruptcy Code;

          WHEREAS, it is a condition precedent to consummation of the Plan that this credit facility shall be available to the reorganized Company in a principal amount equal to not less than $90 million on the terms and conditions set forth herein; and

          WHEREAS, the Lenders are willing to extend such credit on, and subject to, the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.     DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Adjusted Consolidated Net Worth" shall mean the Consolidated Net
           -------------------------------
Worth of the Company and its Subsidiaries (exclusive of unrealized gains and losses on debt and equity securities pursuant to Statement of Financial Accounting Standards No. 115) together with the sum of all Preferred Stock of the Company.

          "Adjusted Statutory Surplus" shall mean at any date, for any Insurance
           --------------------------
Subsidiary and its Subsidiaries, the sum of the amount shown on the Statutory Statement of such Insurance Subsidiary at (i) p. 3, line 38 plus (ii) p.3, line
                                                            ----
24.1 (or, if the form of Statutory Statement of such Insurance Subsidiary shall be amended, such other page and line of such amended form as shall reflect the same information).

          "Affiliate" shall mean as to any Person, (a) any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any Person who is a director or officer of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the manage-
ment and policies of such Person whether through ownership of voting securities, by contract or otherwise, provided that, in any event, any Person that owns
                          --------
directly or indirectly securities having 10% or more of the voting power for the election of directors (or Persons having similar management functions) of any other Person with a class of securities registered under the Securities Exchange Act of 1934 or 20% or more of the voting power for the election of directors of any other Person shall be deemed to control such other Person.

          "Agency Subsidiary" shall mean a Subsidiary of the Company exclusively
           -----------------
engaged in the marketing, soliciting and selling of Insurance Contracts.

          "Agreement" shall mean this Senior Credit Agreement, as amended,
           ---------
supple mented or modified from time to time.

          "Allowable Surplus Relief" shall mean 25% of the positive amount, if
           ------------------------
any, resulting from the difference of (a) Cumulative Production minus (b) Projected Production, calculated as of the end of the most recent quarter.

          "Annual Convention Statements" shall have the meaning provided in
           ----------------------------
Section 5.1(b) hereof.

          "Annualized Premium" shall mean, in the case of a term life insurance
           ------------------
policy, whole life insurance policy or interest sensitive whole life insurance policy, the total amount of premiums prescribed under such policy in a one year period. In the case of a universal life insurance policy, it shall mean the target annual premium as specified by an Insurance Subsidiary for such policy. In the case of a single premium universal life policy, it shall mean 12% of the premium of such policy. In the case of a single premium whole life policy, it shall mean 15% of the premium on such policy.

          "Applicable Insurance Regulatory Authority" shall mean, when used with
           -----------------------------------------
respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state or other jurisdiction in which such Insurance Subsidiary is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Insurance Subsidiary.

          "Applicable Law" shall mean (a) all applicable common law and
           --------------
principles of equity regulations and orders of Governmental Authorities, (ii) all authorizations, consents, approvals, licenses, or exemptions from or of, all registrations or filings with and all reports or notices to, any governmental unit, and (c) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and binding orders, decisions, judgments and decrees of all arbitrators, in each case applicable to the Credit Parties.

          "Applicable Margin" shall mean, with respect to any pricing period,
           -----------------
the amount per annum set forth opposite such pricing period under the heading "Margin" in the table set forth below; provided that for the first six months
-------                                --------
after the Closing Date, the Applicable Margin shall be at the rates set forth opposite the Level 1 Pricing Period.

               Pricing Period       Margin (Basis Points)  Margin (Basis Points) for
          ------------------------  ---------------------  -------------------------
                                    For Eurodollar Loans       Base Rate Loans
                                    --------------------       ---------------
          Level 1 Pricing Period           387.50                  287.50
          Level 2 Pricing Period           350.00                  250.00
          Level 3 Pricing Period           325.00                  225.00
          Level 4 Pricing Period           275.00                  175.00

          "Asset Sale" shall mean any sale, transfer or other disposition (other
           ----------
than through any reinsurance or other arrangement described in Section 8.2(e)) by the Company or any of its Subsidiaries of any of their respective property or assets to any Person (other than the Company or a wholly-owned Subsidiary); provided that sales, transfers or other dispositions of property or assets of
--------
(a) the Company or any of its Subsidiaries (i) in the ordinary course of business, (ii) in connection with a Commission Financing or (iii) in the form of Investments permitted by Section 8.4(a), (c), (d), (e) and (f), or (b) the Company or any of its Non-Insurance Subsidiaries for consideration of less than $25,000 in any single transaction or $150,000 in the aggregate for all such transactions in each case for any fiscal year, shall not constitute Asset Sales.

          "Assignee" shall have the meaning provided in Section 11.6(c) hereof.
           --------

          "Available Cash Flow" shall mean, without duplication, for any fiscal
           -------------------
period, an amount equal to the sum of (i) 100% of the principal and interest paid to the Company and/or Southwestern Financial Corp. under the Surplus Notes; plus, (ii) 100% of the interest income earned by the Company, KB Management,
----
L.L.C. and/or Southwestern Financial Corp. (other than interest paid under the Surplus Notes) during such fiscal period, plus (iii) for each fiscal period
                                          ----
beginning after the Revolving Loan Maturity Date, the total cash on hand at the Company at the beginning of such fiscal period plus (iv) for each fiscal period
                                               ----
beginning prior to the Revolving Loan Maturity Date, the aggregate amount of Revolving Loans available to the Company at the beginning of such period pursuant to Section 3.1 hereof, plus (v) the amount accrued and receivable
                                ----
during such fiscal period by the Company pursuant to its Tax-Sharing Agreements, plus (vi) all amounts payable to the Company and/or KB Management, L.L.C. during
----
such fiscal period by its Subsidiaries pursuant to Management Agreements (net of related disbursements made by the Company thereunder), plus (vii) the combined
                                                       ----
net income of all wholly-owned Non-Insurance Subsidiaries (other than Southwestern Financial Corp. and KB Management, L.L.C.) received by the Company in cash, minus (viii) taxes paid or payable by the Company with respect to
         -----
income earned during such fiscal period.

          "AVR" shall mean, for any Insurance Subsidiary, on any date, the sum
           ---
of (a) the asset valuation reserve (determined in accordance with SAP) of such Insurance Subsidiary (which amount is shown, in the case of U.S.-domiciled Insurance Subsidiaries, on the most recent annual Statutory Statement of each Insurance Subsidiary at page 3, line 24.1, column 1) and (b) the interest maintenance reserve (determined in accordance with SAP) of such Insurance Subsidiary (which amount is shown, in the case of U.S.-domiciled Insurance Subsidiaries, on the most recent annual Statutory Statement of each Insurance Subsidiary at page 3, line 11.4, column 1), in each case as at the last day of the fiscal quarter ending on or most recently ended prior to such date, or any similar asset valuation reserve and interest maintenance reserve substituted for AVR pursuant to applicable law from time to time in accordance with SAP, or any other direct allocation of Surplus made in accordance with SAP.

          "Bankruptcy Code" has the meaning set forth in the recitals to this
           ---------------
Agreement.

          "Bankruptcy Court" has the meaning set forth in the recitals to this
           ----------------
Agreement.

          "Base Rate" shall mean, in respect of any day, the greater of (i) the
           ---------
Federal Funds Rate for such day plus 1/2% per annum or (ii) the rate announced by ING as its prime commercial lending rate in New York, New York for such day.

          "Base Rate Loans" shall mean Loans hereunder at such time as they are
           ---------------
made and/or being maintained at a rate of interest based upon the Base Rate.

          "Borrowing" shall mean a Term Borrowing or a Revolving Borrowing.
           ---------

          "Brown's Dock" shall mean Brown's Dock, LLC, a Delaware limited
           ------------
liability company.

          "Business Day" shall mean (a) a day other than a Saturday, Sunday or
           ------------
other day on which commercial banks in New York, New York are authorized or required by law or executive order to close and (b) relative to the date of (i) making or continuing a Eurodollar Loan, (ii) making any payment or prepayment of principal of or payment of interest on a Eurodollar Loan, or (iii) the Company's giving any notice in connection with any matter referred to in clauses (b)(i) or
(b)(ii), any day on which dealings in Dollars are carried on in the London interbank market.

          "Capital Expenditures" shall mean, without duplication, expenditures
           --------------------
(whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under any Capitalized Leases but excluding any amount representing capitalized interest) by the Company and its Subsidiaries other than expenditures financed by insurance proceeds or any Equity Issuance that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries, provided that Capital Expenditures shall not in
                              --------
any event include (i) the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment (other than the acquisition of a Person created solely for the purpose of the acquisition of assets or financing of assets which would otherwise constitute a Capital Expenditure) and (ii) transaction costs incurred in connection with any issuance of securities which, in accordance with GAAP, are required to be capitalized.

          "Capitalized Lease" shall mean (i) any lease of property, real or
           -----------------
personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee and (ii) any other such lease the obliga tions under which are capitalized on the consolidated balance sheet of the Company and its Subsidiaries.

          "Cash Equivalents" shall mean (i) securities issued or directly and
           ----------------
fully guaran teed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit, and bankers acceptances of any Lender or bank with a short-term rating of at least A-1 or the equivalent thereof by S&P or of at least P-1, or the equivalent thereof from Moody's, in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by, or guaranteed by, any company with a short-term rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, in each case maturing within one year after the date of acquisi tion, (iv) equity securities issued by any open-end investment company registered under the

Investment Company Act of 1940, as amended, investing solely in investments of the type described in clauses (i) through (iii) above, (v) agreements to sell and repurchase direct obliga tions of, or obligations that are fully guaranteed as to principal and interest by, the U.S. Treasury, such agreements to be with primary treasury dealers, to be evidenced by standard industry forms and to have maturities of not more than one year from the date of commencement of the repurchase transaction and (vi) investments in any mutual fund or any money market fund, each having a rating in the highest investment category granted by Moody's or S&P and investing substantially all in investments described in clauses (i) through (v) above.

          "Certificate regarding Non-Bank Status" shall mean a certificate
           -------------------------------------
substantially in the form of Exhibit F.

          "Change of Control" shall mean (a) ECP and IPP (together with any
           -----------------
other IMF Fund or their Affiliates) shall cease to own, beneficially and of record, at least 66 2/3% of the outstanding common stock of the Company having ordinary voting power owned by them on the Closing Date, (b) Mr. Bernard Rapoport ("Mr. Rapoport") or entities established by Mr. Rapoport for estate planing purposes shall fail to own 66 2/3% of the outstanding common stock of the Company having ordinary voting power owned by him on the Closing Date until the earlier of the following to occur: (i) two years from the Closing Date,
(ii) the death or disability of Mr. Rapoport or (iii) the involuntary termination of Mr. Rapoport as Chief Executive Officer of the Company; provided,
                                                                       --------
however, that Mr. Rapoport may sell any portion of his common stock to Mr. John
-------
T. Sharpe, ECP or IPP (or any IMP Fund) or any of their Affiliates; (c) the Company shall cease to own, beneficially and of record, 100% of the outstanding capital stock of Pacific Life or Pacific Life shall cease to own, beneficially and of record, 100% of the outstand ing capital stock of Southwestern or SLT (other than as a result of the merger of SLT with and into Southwestern) or (d) another Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than ECP and IPP (or any IMF Fund) or any of their Affiliates shall at any time (A) own beneficially and of record more common stock of the Company having ordinary voting power than that owned by ECP, IPP, any other IMF Fund, Mr. John T. Sharpe and Mr. Rapoport and each of their respective Affiliates (including for this purpose in the case of an individual his estate, legatees, heirs and successors) or (B) obtain control (through direct representation or through persons nominated by such Person or group) of the majority of the Board of Directors of the Company.

          "Closing Date" shall mean the date of making of the Term Loans by the
           ------------
Term Lenders to the Company hereunder; provided that the Closing Date may not
                                       --------
occur later than June 30, 2000.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral" shall have the meaning provided in the Security
           ----------
Documents.

          "Collateral Agent" shall mean ING, in its capacity as collateral agent
           ----------------
under the Security Documents.

          "Combined" shall mean, when used with reference to any amount or
           --------
financial statement, such amount as determined, or financial statement as prepared, on a combined basis for all of the specified entities and their respective Subsidiaries; provided that any such amount or financial statement
                         --------
determined or prepared for any specified entity and its Subsidiaries separately shall be determined or prepared on a consolidated basis in accordance with GAAP.

          "Commitment" shall mean with respect to any Lender, such Lender's Term
           ----------
Loan Commitment and Revolving Commitment.

          "Commission Financing" shall mean, with respect to the Company or its
           --------------------
Subsidiaries, a financing which is subject to the following terms: (i) the Company or its applicable Subsidiary shall make loans or advances to its insurance agents in an amount not in excess of the expected present value of such insurance agent's future commissions from insurance products of any Insurance Subsidiary that are sold by such insurance agent, and such loan or advance is secured by an assignment of such future commissions (the "PVFC
                                                                     ----
Pledge"); (ii) the Company or its applicable Subsidiary shall pool the loans and
------
advances of the type described in clause (i) and sell participations (the "Participations") in such pooled loans and advances to one or more Persons;
---------------
(iii) the Participations shall be secured by assigning the PVFC Pledge to the Persons to whom such Participations are sold; (iv) the purchasers of such Participations shall not have recourse to the Company or any of its Subsidiaries other than such participated interest and customary representations, warranties and indemnities satisfactory to Administrative Agent in connection with the sale thereof; and (v) the Company or its applicable Subsidiary shall subordinate its respective remaining interest in the PVFC Pledge to the Persons to whom such Participations are sold.

          "Common Stock" shall mean the common stock, $.01 par value, of the
           ------------
Company.

          "Company" shall have the meaning provided in the recitals to this
           -------
Agreement.

          "Consolidated Indebtedness" shall mean, at any date, the principal
           -------------------------
amount of the Loans and all other Indebtedness for borrowed money of the Company and its Subsidiaries at such time, plus Capitalized Leases of the Company at
                                   ----
such time, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Leverage Ratio" shall mean the ratio of (i) Consolidated
           ---------------------------
Indebted ness to (ii) Total Capitalization.

          "Consolidated Net Income" shall mean the sum of the pre-tax statutory
           -----------------------
income of each Insurance Subsidiary as set forth on Line 29 of the quarterly or annual, as applicable, Statutory Statement of such Insurance Subsidiary.

          "Consolidated Net Worth" shall mean the Net Worth of the Company and
           ----------------------
its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

          "Consolidated Statutory Leverage Ratio" shall mean, as of the end of
           -------------------------------------
any fiscal quarter, the ratio of (i) Consolidated Indebtedness on such date to
(ii) Consolidated Net Income for the four quarters ending on such fiscal quarter.

          "Corporate Reorganization" shall mean the various transactions
           ------------------------
pursuant to which (i) any Subsidiary of the Company (other than Pacific Life, Southwestern, SLT and the Excluded Subsidiaries) may be liquidated, dissolved or merged, (ii) SLT shall be merged with and into Southwestern, (iii) the Company shall be renamed "Southwestern Life Holdings, Inc." and (iv) the shares of Pacific Life and Accident Insurance Company may be contributed by the Borrower to Southwestern Financial Corporation.

          "Credit Party" shall mean the Company, Pacific Life, SLT,
           ------------
Southwestern, the Excluded Subsidiaries, and Non-Insurance Subsidiaries which guaranty this Agreement pursuant to Section 8.15.

          "Cumulative Production" shall mean the aggregate cumulative Production
           ---------------------
of the Insurance Subsidiaries from and including January 1, 2000.

          "Default" shall mean any Event of Default or any event which with the
           -------
giving of notice, the lapse of time, or both, would become an Event of Default.

          "Dividends" shall have the meaning provided in Section 8.6.
           ---------

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
States of America.

          "ECP" shall mean Executive Capital Partners I, L.P., a Delaware
           ---
limited partnership organized effective January 23, 1998, of which IPC is the general partner.

          "Equity Issuance" shall mean (a) any issuance or sale by the Company
           ---------------
or any of its Subsidiaries after the Closing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued in the ordinary course of business or Common Stock issued upon the exercise of such warrants or options to directors, officers or employees of the Company or any of its Subsidiaries to the extent permitted under this Agreement) or (iii) any other security or instrument representing an equity interest (or the right to obtain or convert into any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after the Closing Date of any cash contribution to its capital (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance
                                               --------
shall not include any issuance of (w) Common Stock issued to Mr. William McCormick, (x) Common Stock or Preferred Stock of the Company to the extent issued as a dividend on the Common Stock or Preferred Stock of the Company and no cash consideration is received in connection therewith by the Company or (y) capital stock issued to the Company or any of its wholly-owned Subsidiaries by any new wholly-owned Subsidiary permitted to be formed pursuant to Section 8.16 hereof or (z) Common Stock (or warrants or options therefor) issued as compensation in the ordinary course of business to directors, officers or employees of the Company or any of its Subsidiaries.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Group" shall mean the Company and all members of a controlled
           -----------
group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

          "Eurodollar Loans" shall mean Loans hereunder at such time as they are
           ----------------
made and/or being maintained at a rate of interest based upon the Eurodollar
Rate.

          "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans
           ---------------
comprising any Borrowing or Portion thereof, the interest rate per annum equal to the average (rounded upward to the next higher 1/16 of one percent) of the offered rates for deposits in Dollars for a period equal to such Interest Period which appears on the Reuters Screen Libo Page at approxi-
mately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period applicable to such Eurodollar Loan. In the event that such rate does not appear, "Eurodollar Rate" shall mean the rate per annum determined by
                  ---------------
the Administrative Agent to be the rate (or average of rates, if applicable) (rounded upward to the next higher 1/16 of one percent) for deposits in Dollars for a period equal to such Interest Period which appears on the Telerate Screen or other comparable service at approximately 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Requirement" shall mean, for any Lender for any
           ------------------------------
Eurodollar Loan, the actual daily arithmetic reserve requirement incurred by such Lender pursuant to Regulation D of the Board of Governors of the Federal Reserve System by such Lender's Lending Office for such Eurodollar Loan against "Eurocurrency Liabilities" (as defined in such Regulation).
 ------------------------

          "Event of Default" shall mean any of the events specified in Section
           ----------------
9.1.

          "Excess Cash Flow" shall mean, without duplication, for any fiscal
           ----------------
year, an amount equal to the sum of (i) 100% of the principal and interest paid to the Company and/or Southwestern Financial Corp. under the Surplus Notes in such fiscal year, plus (ii) 100% of the interest income earned by the Company,
                  ----
KB Management, L.L.C. and/or Southwestern Financial Corp. (other than interest income paid under the Surplus Notes) during such fiscal period, plus (iii) net
                                                                ----
fees received by the Company and/or KB Management, L.L.C. pursuant to Management Agreements (net of related disbursements made by the Company and/or KB Management, L.L.C. thereunder), plus (iv) the combined net income of all wholly-
                                ----
owned Non-Insurance Subsidiaries (other than Southwestern Financial Corp. and KB Management, L.L.C.) received in cash by the Company, minus (v) taxes paid by the
                                                     -----
Company in such fiscal year, minus (vi) the aggregate amount of Scheduled
                             -----
Principal Payments and interest paid or payable in cash, without duplica tion, during such fiscal year with respect to the Term Loans and the aggregate amount of all other permanent scheduled repayments of principal paid during such fiscal year with respect to all other Indebtedness (other than the Revolving Loans) permitted pursuant to this Agreement and voluntary prepayments of the Term Loans of the Company, minus (vii) without duplication, payments of interest with
                -----
respect to the Revolving Loans and all other Indebtedness of the Company permitted pursuant to this Agreement, minus (viii) cash dividends on Preferred
                                      -----
Stock to the extent such dividends are permitted pursuant to this Agreement and are actually paid in cash, minus (ix) Capital Expenditures made by the Company
                           -----
as permitted pursuant to this Agreement.

          "Excluded Subsidiaries" shall mean the Subsidiaries listed on Schedule
           ---------------------
III hereto.

          "Existing Credit Facilities" shall mean the Credit Agreement, dated as
           --------------------------
of March 12, 1997 among the Company, the lenders party thereto and the Bank of New York, as Administrative Agent.

          "Existing Debt" shall mean the Existing Credit Facility and the Senior
           -------------
Subordinated Notes.

          "Extraordinary Distribution" shall mean the payment of extraordinary
           --------------------------
distributions of approximately $55 million in the aggregate by Southwestern and SLT to the Company, provided that the Texas Department of Insurance shall have
                    --------
approved the payment of such extraordinary distributions.

          "Federal Funds Rate" shall mean, for any day, the weighted average of
           ------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" shall mean the Fee Letter, dated February 22, 2000,
           ----------
between ING and the Company.

          "Fixed Charges" shall mean, for any period, the sum, without
           -------------
duplication, of (i) Interest Expense payable in cash for such period, (ii) the aggregate amount of Scheduled Principal Payments to be made during such period (and excluding any optional and mandatory prepayments made during such period) and (iii) the aggregate amount of payments made by the Company with respect to Capitalized Leases during such period.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America in effect from time to time, applied on a consistent basis, provided that for the purposes of Section 8 hereof and the definitions
       --------
used therein, "GAAP" shall mean generally accepted accounting principles applied on the basis determined in accordance with the last sentence of Section 1.2(a) hereof.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" by any Person shall mean any obligation, contingent or
           ---------
otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                       --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.
                     ---------

          "Guaranty" shall mean a guaranty, substantially in the form of Exhibit
           --------
E.

          "IMF" shall mean Inverness Management Fund I, LLC, a Delaware limited
           ---
liability company.

          "IMF Fund" shall mean any investment fund or similar investment
           --------
structure in which IMF or any of its Affiliates acts in a principal managerial, general partner or similar capacity including, without limitation, IPP, ECP and Brown's Dock.

          "Indebtedness" shall mean as to any Person, at any date, without
           ------------
duplication, (i) all obligations of such Person for borrowed money (whether by loan or the issuance and sale of debt securities, including surplus debentures and notes whether or not characterized as liabilities for the purposes of GAAP or SAP), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except accrued expenses and trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under Capitalized Leases (except interest thereon),
(v) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all obligations of such Person under Interest Rate Protection Agreements or other financial hedging arrangement and (vii) all Indebtedness of others Guaranteed by such Person.

          "ING" shall mean ING (U.S.) Capital LLC.
           ---

          "Insurance Business" shall mean one or more aspects of the business of
           ------------------
selling, issuing or underwriting life insurance or reinsurance.

          "Insurance Contract" shall mean any insurance binder, insurance
           ------------------
contract, insurance policy or annuity contract issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.

          "Insurance Subsidiaries" shall mean Pacific Life, SLT, Southwestern
           ----------------------
and any other Subsidiary of the Company acquired or created after the date hereof subject to the terms hereof that is licensed to conduct an Insurance Business (other than an Agency Subsidiary).

          "Interest Expense" shall mean, for any period, the sum, without
           ----------------
duplication, for the Company (determined on an unconsolidated basis in accordance with GAAP), of the following: (a) total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) of the Company during such period with respect to all outstanding Indebtedness of the Company (whether or not actually paid), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker acceptance financings, plus (b) the net amounts payable (or minus the net
                              ----                                 -----
amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Eurodollar Loan is made or converted from a Base Rate Loan or the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth, and to the extent all of the Lenders confirm availability thereof for each such period, the ninth or twelfth calendar month thereafter, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); (ii) no Interest Period may commence before and end after any date on which the Company is required to make a Scheduled Principal Payment or a mandatory prepayment of the principal of the Loans pursuant to Section 2.9(a)(iii) hereof unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods that end after such date shall be equal to or less than the aggregate principal amount of the Loans scheduled to be outstanding after giving effect to the payments or prepayments of principal required to be made on such date; and (iii) no Interest Period shall extend beyond (a) with respect to Eurodollar Loans comprising the Term Loans, the Term Loan Maturity Date and (b) with respect to Eurodollar Loans comprising part of a Revolving Borrowing, the Revolving Termina tion Date.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Investment" means, when used with reference to any investment of the
           ----------
Company or any of its Subsidiaries:

          (a) any loan, advance or other extension of credit, including obligations represented by bonds, notes or other securities made by it to, or for the benefit of, any other Person (excluding commission, travel, salary, relocation expenses, and similar advances to officers and employees made in the ordinary course of business);

          (b) any capital contribution by such Person to, or purchase of stock or other securities or partnership interests by such Person in any other Person, or any other investment evidencing an ownership or other interest of such Person in any other Person; or

          (c) any other asset classified as an "investment" in accordance with GAAP or included in Total Invested Assets in accordance with SAP.

          "IPC" shall mean Inverness/ Phoenix Capital, LLC, a Delaware limited
           ---
liability company organized effective January 1, 1997 and the general partner of both IPP and ECP.

          "IPP" shall mean Inverness/ Phoenix Partners, L.P., a Delaware limited
           ---
partner ship organized effective January 23, 1998, of which IPC is the general partner.

          "Lenders" shall have the meaning provided in the preamble of this
           -------
Agreement.

          "Lending Office" shall mean for each Lender, such office of the Lender
           --------------
as it may designate in writing from time to time to the Company and the Administrative Agent as its lending office.

          "Level 1 Pricing Period" shall mean any time during which the
           ----------------------
Consolidated Statutory Leverage Ratio is greater than or equal to 3.0.

          "Level 2 Pricing Period" shall mean any time during which the
           ----------------------
Consolidated Statutory Leverage Ratio is less than 3.0 and equal to or greater than 2.5.

          "Level 3 Pricing Period" shall mean any time during which the
           ----------------------
Consolidated Statutory Leverage Ratio is less than 2.5 and equal to or greater than 2.0.

          "Level 4 Pricing Period" shall mean any time during which the
           ----------------------
Consolidated Statutory Leverage Ratio is less than 2.0.

          "Lien" shall mean any mortgage, pledge, hypothecation, collateral
           ----
assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing.

          "Loan" shall mean a Base Rate Loan or a Eurodollar Loan.
           ----

          "Majority Lenders" shall mean one or more Lenders owed or holding in
           ----------------
the aggregate more than 50.1% of the sum of (a) the aggregate unpaid principal amount of all Loans and (b) the Unused Revolving Commitment.

          "Management Agreement" shall mean any agreement now or hereafter
           --------------------
entered into between the Company and/or KB Management, L.L.C. and any Subsidiary pursuant to which the Company and/or KB Management, L.L.C. provide(s) such Subsidiary with underwrit ing, data processing, financial review, planning, investment services, legal and compliance services, executive and employee resources or any other similar management services.

          "Material Adverse Change" shall mean a material adverse change in the
           -----------------------
condition (financial or otherwise, determined pursuant to GAAP or SAP), operations, properties, invest ments or prospects (other than adverse changes relating to general economic or industry conditions) of the Company and its Subsidiaries taken as a whole or on the ability of the Company and its Subsidiaries to perform their respective obligations under this Agreement, the Related Documents or the Transaction Documents or a material adverse change on the ability of the Lenders to enforce their rights (taken as a whole) under this Agreement or the Related Documents, it being understood that the filing of the Petition and the consummation of the transactions contemplated by the Plan of Reorganization, the Corporate Reorganization and the transactions set forth on
Schedule 5.1(d) shall not be deemed to be a Material Adverse Change.

          "Moody's" shall mean Moody's Investors Service, Inc. and its
           -------
successors and assigns.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
as defined in Section 4001(a)(3) of ERISA.

          "NAIC" shall mean the National Association of Insurance Commissioners
           ----
and any successor thereto.

          "NAIC Investment Grade Securities" shall mean (i) debt securities or
           --------------------------------
debt instruments with a rating of Class (2) or higher by NAIC or the equivalent of such rating by NAIC (excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries) and (ii) equity securities of any fund investing exclusively in investments of the type described in clause (i) above.

          "NAIC Non-Investment Grade Securities" shall mean (i) debt securities
           ------------------------------------
or debt instruments that do not constitute NAIC Investment Grade Securities or Cash Equivalents (excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries) and (ii) equity securities (or options or warrants to purchase same) which are acquired in connection with the acquisition of debt securities and debt instruments of the type described in clause (i) above and which are issued by the same issuer as the issuer of such debt securities or instruments (or an affiliate of such issuer).

          "Net Proceeds" shall mean, in each case as set forth in a statement in
           ------------
reasonable detail delivered by the Company to the Administrative Agent: (a) with respect to any property or asset subject to an Asset Sale by the Company or any of its Subsidiaries, the excess, if any, of (i) the cash received in connection with such Asset Sale (including cash paid pursuant to the terms of any note or other deferred payment obligation delivered as part of the purchase price in connection with such Asset Sale, when and as such cash is received) over (ii) the sum of (1) the principal amount of any Indebtedness of the Company or such Subsidiary which is secured by such property or asset and which is required to be repaid in connection with such Asset Sale, plus (2) the
                                                          ----
reasonable out-of-pocket fees and expenses incurred by the Company or such Subsidiary in connection with such Asset Sale, plus (3) provision for taxes,
                                               ----
including income taxes, attributable to such Asset Sale (whether payable at the time of such Asset Sale or thereafter) plus (4) any amount required to be paid
                                       ----
to any Person (other than the Company or any of its Subsid iaries) owning a beneficial interest in the stock or other assets sold; plus (5) reserves
                                                       ----
required to be retained in accordance with GAAP and the definitive agreements relating to such Asset Sale against any liabilities associated with any Asset Sale or required to be retained by the Company or such Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided, however, that if such reserves are reversed they shall become
      --------  -------
Net Proceeds); provided that in the event that, to the extent that the proceeds
               --------
of Asset Sales are re-invested by the Company or such Subsidiary in the Company or any of its Subsidiaries within 360 days after the date of such Asset Sale, such proceeds shall not constitute Net Proceeds; (b) with respect to any issuance of any Indebtedness of the Company or any of its Subsidiaries, the gross cash proceeds received by the Company or any of its Subsidiaries from such issuance less all reasonable legal expenses, discounts and commissions and other reasonable fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith, and
(c) with respect to any Equity Issuance, 50% of the gross cash proceeds received by the Company or any of its Subsidiaries from such issuance less all reasonable legal expenses, discounts and commis sions and other reasonable fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith.

          "Net Worth" shall mean, as to any Person, the sum of its capital
           ---------
stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, but excluding any treasury stock.

          "Non-Insurance Subsidiary" shall mean any Subsidiary of the Company
           ------------------------
that is not an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary.

          "Note" shall mean a Term Note or a Revolving Note.
           ----

          "Notice of Borrowing" shall mean a Notice of Term Borrowing or a
           -------------------
Notice of Revolving Borrowing.

          "Notice of Revolving Borrowing" shall mean an irrevocable notice from
           -----------------------------
the Company to the Administrative Agent, substantially in the form of Exhibit B-2, pursuant to which the Company requests the Revolving Borrowing pursuant to
Section 3.3 hereof.

          "Notice of Revolving Loan Continuation/Conversion" shall mean an
           ------------------------------------------------
irrevocable notice from the Company to the Administrative Agent, substantially in the form of Exhibit B-4, pursuant to which the Company requests the continuation of certain Eurodollar Loans or the conversion of Loans comprising a Revolving Borrowing or a Portion thereof from one type to another type pursuant to Section 3.5 hereof.

          "Notice of Term Borrowing" shall mean an irrevocable notice from the
           ------------------------
Company to the Administrative Agent, substantially in the form of Exhibit B-1, pursuant to which the Company requests a Term Borrowing pursuant to Section 2.3 hereof.

          "Notice of Term Loan Continuation/Conversion" shall mean an
           -------------------------------------------
irrevocable notice from the Company to the Administrative Agent, substantially in the form of Exhibit B-3, pursuant to which the Company requests the continuation of certain Eurodollar Loans or the conversion of Loans comprising a Term Borrowing or a Portion thereof from one type to another type pursuant to
Section 2.5 hereof.

          "Obligations" shall mean any and all of the debts, obligations and
           -----------
liabilities of the Company to the Lenders or the Administrative Agent provided for or arising under this Agree ment or the Related Documents (including, without limitation, the obligation to repay Loans and to pay interest thereon, including post-petition interest on a bankruptcy claim, whether or not such claim is allowed), whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

          "Order" shall mean the order or judgment of the Bankruptcy Court
           -----
confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code as entered on the docket as to which the time to appeal or petition for certiorari has expired and as to which no appeal or petition for certiorari has been timely filed, or as to which any appeal or petition for certiorari that has been filed has been resolved by the highest court to which such order or judgment was timely appealed or from which certiorari was sought and authorizing the Borrower to consummate the Transaction and the Plan of Reorganization in accordance with the Transac tion Documents which shall be in form and substance satisfactory to the Administrative Agent.

          "Pacific Life" shall mean Pacific Life and Accident Insurance Company,
           ------------
a Texas corporation.

          "Payment Date" shall mean for the first Payment Date, the last day of
           ------------
the twelfth calendar month after the calendar month in which the Closing Date occurs and for each succes sive Payment Date the last day of the third calendar month after the calendar month in which the previous Payment Date occurs.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Petition" shall have the meaning set forth in the recitals to this
           --------
Agreement.

          "Plan" shall mean any employee benefit plan which is covered by Title
           ----
IV of ERISA and in respect of which the Company or any member of the ERISA Group is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Plan of Reorganization" shall mean the Company's Plan of
           ----------------------
Reorganization as finally approved by the Bankruptcy Court pursuant to the Order providing for the Recapitaliza tion.

          "Pledge and Security Agreement" shall mean a pledge and security
           -----------------------------
agreement, substantially in the form of Exhibit C, executed by the Company in favor of the Collateral Agent.

          "Portion" shall mean, when used in relation to any Term Borrowing, a
           -------
portion thereof designated by the Company as consisting of Loans which are of the same type and, to the extent applicable, the same Interest Period.

          "Preferred Holders" shall have the meaning set forth in the recitals
           -----------------
to this Agreement.

          "Preferred Stock" shall mean capital stock of the Company that is
           ---------------
entitled to preference or priority over any other capital stock of the Company in respect of either or both of the payment of dividends or the distribution of assets upon liquidation.

          "Production" shall mean, during any period, the aggregate Annualized
           ----------
Premium for new life insurance policies (expressly excluding new health insurance policies and annuity policies), issued by the Insurance Subsidiaries during such period, for which the Insurance Subsidiaries shall have received the first modal premium payment, as evidenced by the receipt of cash, check or signed bank draft, in the amount of such payment.

              "Pro Forma Closing Date Balance Sheet" shall mean a pro forma
              -------------------------------------               --- -----
balance sheet of the Company and its Subsidiaries, prepared as of the end of the most recent month prior to the Closing Date for which financial statements are available by a Responsible Officer of the Company), giving effect to the Transaction and the making of the Term Loans and initial Revolving Loan hereunder, and certified by such Responsible Officer that such pro forma balance
                                                               --- -----
sheet was prepared in good faith, represents the Company's best estimate of the informa tion set forth therein and is based upon assumptions believed to be reasonable on the Closing Date and all relevant information available to the Company on the Closing Date.

          "Projections" shall have the meaning provided in Section 6.1(l).
           -----------

          "Projected Production" shall mean the amounts set forth in Schedule
           --------------------
8.2(e).

          "Quarterly Convention Statements" shall have the meaning provided in
           -------------------------------
Section 5.1(b) hereof.

          "Recapitalization" shall mean the various transactions contemplated by
           ----------------
the Plan of Reorganization after giving effect to which, among other things, all Preferred Stock shall be cancelled and exchanged for common stock and all Indebtedness of the Company and its Subsidiaries (except for the Loans and as otherwise permitted hereunder) shall have been repaid in full or extinguished and the Extraordinary Distribution shall be paid.

          "Reinsurance Agreement" shall mean any agreement, contract, treaty or
           ---------------------
other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

          "Related Documents" shall mean the Notes, the Security Documents, the
           -----------------
Guaranty and any other agreements or instruments executed and delivered by any Credit Party or any of its Subsidiaries with or in favor of the Lenders and/or the Administrative Agent or the Collateral Agent in connection herewith.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(c) of ERISA, other than events for which the notice requirements have been waived by the PBGC.

          "Responsible Officer" shall mean with respect to any Person, its chief
           -------------------
executive officer, president, chairman, chief financial officer, any senior vice president or any other officer having substantially the same authority and responsibility as any one or more of the foregoing.

          "Retrocession Agreement" shall mean any agreement, contract, treaty or
           ----------------------
other arrangement whereby one or more insurers or reinsurers, as retrocessionaries, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaries under another Retrocession Agreement.

          "Revolving Borrowing" shall mean (i) the aggregate principal amount of
           -------------------
Loans made by the Revolving Lenders pursuant to a Notice of Revolving Borrowing or (ii) the aggregate principal amount of Loans converted pursuant to any one Notice of Revolving Loan Continuation/Conversion.

          "Revolving Lender" shall mean any Lender that has a Revolving
           ----------------
Commitment or is owed all or a part of a Revolving Loan.

          "Revolving Loan" shall mean a Base Rate Loan or a Eurodollar Loan
           --------------
comprising part of a Revolving Borrowing and made by a Revolving Lender to the Company in respect of its Revolving Commitment pursuant to Section 3.3 hereof.

          "Revolving Loan Commitment" shall mean, with respect to any Revolving
           -------------------------
Lender the obligation of such Revolving Lender to make Revolving Loans to the Company hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Revolving Lender's name on Schedule I hereto under the caption "Revolving Loan Commitment" or, in an assignment agreement executed and
         -------------------------
delivered by such Revolving Lender pursuant to Section 11.6 hereof.

          "Revolving Loan Commitment Percentage" shall mean, with respect to
           ------------------------------------
each Revolving Lender, the percentage of all Revolving Loan Commitments represented by such Revolving Lender's Revolving Loan Commitment.

          "Revolving Loan Maturity Date" shall mean the date five years after
           ----------------------------
the Closing Date.

          "Revolving Note" shall mean a promissory note of the Company payable
           --------------
to the order of any Revolving Loan Lender, substantially in the form of Exhibit A-2 hereto, evidencing the indebtedness of the Company to such Lender resulting from the Revolving Loans made by such Lender.

          "Revolving Termination Date" shall mean (i) the Revolving Loan
           --------------------------
Maturity Date or (ii) such earlier date of termination of the Revolving Lenders obligations pursuant to Section 3.8 or 9.2 hereof.

          "RBC Ratio" shall have the meaning set forth in Section 8.11.
           ---------

          "S&P" shall mean Standard & Poor's Ratings Services, a division of the
           ---
McGraw Hill Companies, and its successors and assigns.

          "SAP" shall mean, with respect to any Insurance Subsidiary, the
           ---
accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on the basis determined in accordance with the last sentence of Section 1.2(a) hereof.

          "Scheduled Principal Payments" shall mean for any period, the
           ----------------------------
aggregate amount of scheduled installments of principal payments to be made during such period in respect of the Term Loans pursuant to Section 2.6 hereof, as such installments may be reduced from time to time as a result of the application of optional and mandatory prepayments of the outstanding principal amount of the Term Loans made by the Company pursuant to Sections 2.8 or 2.9.

          "Security Documents" shall mean the Pledge and Security Agreement and
           ------------------
any other agreement or instrument entered into by the Company or any of its Subsidiaries which grants or purports to grant collateral to the Collateral Agent or the Administrative Agent and the Lenders to secure payment of the Obligations.

          "Senior Subordinated Notes" means the Company's 9 1/4% senior
           -------------------------
subordinated notes due 2003.

          "Significant Subsidiary" shall mean, at any date:  any Subsidiary
           ----------------------
which at the time of determination (i) constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the Closing Date, or (ii) in the case of any Subsidiaries which are Insurance Subsidiaries, has Adjusted Statutory Surplus (without giving effect to any operating loss occurring within the period of 12 consecutive months ending on the date of the Company's most recent quarterly consolidated balance sheet) which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the aggregate Adjusted Statutory Surplus, without duplication, of all Subsidiaries which are Insurance Subsidiaries as adjusted to eliminate equity investments in Subsidiaries which are Insurance Subsidiaries; each as reflected on the most recent quarterly balance sheet of the Subsidiaries which are Insurance Subsidiaries, as computed in accordance with SAP.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
IV of ERISA, but which is not a Multiemployer Plan.

          "SLT" shall mean Security Life & Trust Insurance Company.
           ---

          "Southwestern" shall mean Southwestern Life Insurance Company.
           ------------

          "Statutory Reserves" has the meaning set forth in Section 5.1(c).
           ------------------

          "Statutory Statement" shall mean, as to any Insurance Subsidiary, a
           -------------------
statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

          "Subsidiary" shall mean as to any Person, a corporation or other
           ----------
business entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or business entity are at the time owned, directly or indirectly through one or more intermediaries, by such Person. Unless the context otherwise requires, references herein to Subsidiary shall mean a Subsidiary of the Company; provided, however, that neither ROP Financial Group,
                           --------  -------
Inc. nor ROP, Inc. shall be considered a Subsidiary of the Company or any of its Subsidiaries so long as (i) the Indebtedness of ROP Financial Group, Inc. and ROP, Inc. is non-recourse to the Company and its other Subsidiaries and (ii) no investment is made by the Company or its Subsidiaries after the Closing Date in ROP Financial Group, Inc. or ROP, Inc.

          "Supplier Agreements" shall mean agreements now or hereafter entered
           -------------------
into by the Company in the ordinary course of business with suppliers of goods and services to the Subsidiaries pursuant to which such suppliers agree to provide such goods or perform such services.

          "Surplus" shall mean, for any Insurance Subsidiary, on any date, the
           -------
amount (determined in accordance with SAP) of such Insurance Company's surplus (which amount is shown, in the case of U.S.-domiciled Insurance Subsidiaries, at the Closing Date on the most recent Statutory Statement of each Insurance Subsidiary at page 3, line 37, column 1) as at the last day of the fiscal quarter of such Insurance Subsidiary ending on or most recently ended prior to such date.

          "Surplus Note" shall mean any surplus promissory notes issued by an
           ------------
Insurance Subsidiary to the Company, Southwestern Financial Corp. or any Subsidiary of the Company none of the ownership interests in which is either directly or indirectly owned by an Insurance Subsidiary.

          "Surplus Note Payment" shall mean an amount as of September 30 of each
           --------------------
year equal to the excess of (x) Surplus of Pacific over (y) $1.2 million.

          "Surplus Note Company" shall mean each payor under a Surplus Note.
           --------------------

          "Surplus of Pacific" shall have the meaning set forth in Surplus
           ------------------
Debenture No. 7, dated as of July 30, 1999 between Pacific Life and
Southwestern.

          "Surplus Relief Reinsurance Transaction" shall mean any "financing-
           --------------------------------------
type" Retrocession Agreement or Reinsurance Agreement in which an Insurance Subsidiary cedes business, which Retrocession Agreement or Reinsurance Agreement does not involve actual transfer of risk, and is deemed not to qualify as reinsurance, under SAP at the time such agreement is entered into.

          "Tax" shall mean any federal, state or foreign income, profits,
           ---
franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever imposed upon a Person or upon its assets, revenues, income or profits, including interest, penalties and other additions to such items.

          "Tax-Sharing Agreement" shall mean the agreement, dated as of January
           ---------------------
2000, among Southwestern, SLT and Pacific Life, providing, as between such companies, for the payment of certain tax liabilities.

          "Term Borrowing" shall mean (i) the aggregate principal amount of
           --------------
Loans made by the Term Lenders pursuant to a Notice of Term Borrowing or (ii) the aggregate principal amount of Loans converted pursuant to any one Notice of Term Loan Continuation/Conversion.

          "Term Lender" shall mean any Lender that has a Term Loan Commitment or
           -----------
is owed all or a part of a Term Loan.

          "Term Loan" shall mean a Base Rate Loan or a Eurodollar Loan
           ---------
comprising part of a Term Borrowing and made by a Term Lender to the Company in respect of its Term Loan Commitment pursuant to Section 2.3 hereof.

          "Term Loan Commitment" shall mean, with respect to any Term Lender,
           --------------------
the obligation of such Term Lender to make Term Loans to the Company hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender's name on Schedule I hereto under the caption "Term Loan
                                                                ---------
Commitment" or, in an assignment agreement executed and delivered by such Term
----------
Lender pursuant to Section 11.6 hereof; provided that the sum total of the Term
                                        --------
Loan Commitments of all the Term Lenders shall not exceed $80,000,000.

          "Term Loan Maturity Date" shall mean September 30, 2006.
           -----------------------

          "Term Note" shall mean a promissory note of the Company payable to the
           ---------
order of any Term Loan Lender, substantially in the form of Exhibit A-1 hereto, evidencing the indebtedness of the Company to such Lender resulting from the Term Loans made by such Lender.

          "Test Period" shall mean, as of the end of any fiscal quarter of any
           -----------
Person, the period of four consecutive fiscal quarters of such Person ended on the last day of such fiscal quarter; provided that for the Test Periods ended
                                     --------
June 30, 2000, September 30, 2000, December 31, 2000, and March 31, 2001 such periods shall consist of the period of time commencing on the Closing Date and ending on June 30, 2000, September 30, 2000, December 31, 2000 and March 30, 2001, respectively.

          "Total Capitalization" shall mean the sum of (i) Adjusted Consolidated
           --------------------
Net Worth and (ii) Consolidated Indebtedness.

          "Total Invested Assets" shall mean at any date, for any Insurance
           ---------------------
Subsidiary and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with SAP), the amount shown on the Statutory Statement of such Insurance Subsidiary at p. 2, line 11 (or, if the form of Statutory Statement of such Insurance Subsidiary shall be amended, such other page and line of such amended form as shall reflect the same information).

          "Total Revolving Commitment" shall mean at any time the aggregate
           --------------------------
amount of the Revolving Commitments of all Revolving Lenders which (x) on the Closing Date shall be equal to $10,000,000 and (y) thereafter shall be $15,000,000. The Total Revolving Commitment is subject to reduction at any time pursuant to Sections 3.8 and 9.2 hereof.

          "Transaction" shall mean, collectively, the following transactions to
           -----------
be consum mated on or prior to the Closing Date: the Recapitalization and the other transactions set forth in the Transaction Documents and the transactions contemplated thereby and related documents.

          "Transaction Documents" shall mean, collectively, the Plan of
           ---------------------
Reorganization, and the agreements, instruments and other documents executed and delivered pursuant to or in connection with the Transaction or any of the foregoing.

          "Unused Revolving Commitment" shall mean the amount, determined as of
           ---------------------------
the end of each day, by which the Total Revolving Commitment exceeds the sum of the aggregate principal amount of outstanding Revolving Loans.

          "Working Capital Requirements" shall mean, with respect to the
           ----------------------------
Company, (i) its on-going expenses incurred in the ordinary course of business,
(ii) payments of Scheduled Principal Payments and mandatory prepayments and interest on the Loans, (iii) expenses and fees (including legal fees and expenses) incurred in connection with the Transaction and the prepara tion, negotiation and consummation of this Agreement and (iv) general corporate purposes; provided, however, in no event shall Working Capital Requirements
          --------  -------
include optional prepay ments of the Term Loans pursuant to Section 2.8 hereof.

          1.2  Accounting Terms and Determinations.
               -----------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP or SAP, as applicable, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder after the date hereof. All calculations made for the purposes of determining compliance with the terms of any provisions hereof shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders hereunder unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 7.1 hereof, shall mean the financial statements referred to in Section 6.1(l) hereof).

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 7.1 hereof
(i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the differences between such statements arising as a consequence thereof.

          (c) To enable the consistent determination of compliance with the provisions of Section 8 hereof, the Company will not without the prior written consent of the Majority Lenders permit any of its Subsidiaries existing on the date hereof to change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.3  Other Definitional Provisions.  (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Related Documents or any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c) The word "type," when used in relation to a Loan, shall mean either a Base Rate Loan or a Eurodollar Loan.

          (d) Defined terms in the Agreement shall include in the singular number the plural and in the plural number the singular.

          (e) References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to time amended, modified or supplemented in accordance with the terms hereof.

          SECTION 2.  TERM LOAN FACILITY

          2.1  Term Loan Commitment.  Subject to the terms and conditions
               --------------------
hereof, each Term Lender severally agrees to make on the Closing Date, a Term Loan to the Company in a principal amount equal to such Term Lender's Term Loan Commitment. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

          2.2  Types of Term Loans.  Term Borrowings may be divided into one or
               -------------------
more Portions as provided below, each of which shall be comprised of Loans of the same type which shall, at the option of the Company, be either Base Rate Loans or Eurodollar Loans, as specified by the Company in the Notice of Term Borrowing requesting the Term Loans pursuant to Section 2.3 hereof or in a subsequent Notice of Term Loan Continuation/Conversion given by the Company pursuant to Section 2.5 hereof. There may be no more than three Interest Periods in respect of Eurodollar Loans outstanding at any one time.

          2.3  Manner of Borrowing.  The Company hereby requests a Term
               -------------------
Borrowing on the Closing Date in an amount equal to the Term Loan Commitments. The Company shall give the Administrative Agent an irrevocable notice (a "Notice
                                                                          ------
of Term Borrowing"), which shall be substantially in the form of Exhibit B-1
-----------------
hereto and shall be delivered to the Administrative Agent on or before 11:00 A.M. (New York City time) (a) if all or any Portion of such Term Borrowing is comprised of Eurodollar Loans, at least three Business Days before the Closing Date unless otherwise agreed by the Administrative Agent and the Lenders and (b) otherwise one Business Day before the Closing Date. Each Notice of Term Borrowing shall specify: (i) the amount of each Portion, if any, into which such Borrowing is to be divided (which shall be in a minimum of $1,000,000 or an integral multiple of $100,000 in excess thereof), (ii) the type of Loans comprising such Term Borrowing or any Portion thereof and (iii) if such Term Borrowing or any Portion thereof is to consist of Eurodollar Loans, the Interest Period to be initially applicable thereto (which shall be a period permitted by the definition of "Interest Period" in Section 1 hereof). The Loans comprising
                   ---------------
the Term Borrowings shall be made ratably by the Term Lenders in proportion to the amount of each Term Lender's respective Term Loan Commitment. Upon receipt by the Administrative Agent of the Notice of Term Borrowing, the

Administrative Agent shall promptly advise each Lender of the details thereof. Subject to the conditions of this Agreement, each Term Lender shall make available to the Administrative Agent the amount of its Term Loan in Dollars by no later than 12:00 noon (New York City time), on the Closing Date.

          2.4  Disbursement of Term Loans.  Subject to the conditions of this
               --------------------------
Agreement, the Administrative Agent shall make the amounts of the Term Loans received from the Term Lenders pursuant to Section 2.3 available to the Company by transferring such amounts on the Closing Date to the account or accounts designated by the Company for such purpose.

          2.5  Conversion Options. (a) The Company may elect from time to time
               ------------------
on any Business Day to continue the Eurodollar Loans comprising a Term Borrowing or any Portion thereof or convert all of the Loans comprising a Term Borrowing or any Portion thereof from Loans of one type to Loans of a different type, in each case, by delivering to the Administrative Agent an irrevocable notice (a "Notice of Term Loan Continuation/Conversion") at least three Business Days
--------------------------------------------
prior to the date of such continuation or conversion, provided that (i) any
                                                      --------
conversion of Base Rate Loans to Eurodollar Loans must be in a minimum amount of $1,000,000 or integral multiples of $100,000 in excess thereof, (ii) any conversion of Eurodollar Loans to Base Rate Loans must be in a minimum amount of $1,000,000 or multiples of $100,000 in excess thereof and (iii) any continuation or conversion of Loans being maintained as Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto or, with respect to any conversion, upon the payment of any amounts owing pursuant to Section 4.5 as a result of such conversion. Each such Notice of Term Loan Continuation/Conversion shall specify: (a) the Term Borrowing or Portion thereof to be continued or converted; (b) with respect to any conversion of the Loans comprising such Term Borrowing, the type of Loans into which such Loans are to be converted; (c) the amount to be continued or converted and the duration of any applicable Interest Period; and (d) the date of continuation or conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Term Lender of the details thereof.

          (b) In the event the Company fails to give a Notice of Term Loan Continuation/Conversion in respect of Eurodollar Loans comprising any Term Borrowing or Portion thereof, the Company shall be deemed to have requested conversion of the Eurodollar Loans comprising such Term Borrowing or Portion thereof to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (c) Anything herein to the contrary notwithstanding, in the event that an Event of Default has occurred and is continuing, no Base Rate Loans may be converted to Eurodollar Loans and all Term Loans then being maintained as Eurodollar Loans shall, at the end of the applicable Interest Period (if such Event of Default is continuing on such date), be converted to Base Rate Loans.

          2.6  Repayment of Principal.  The Company shall repay to the
               ----------------------
Administrative Agent for the account of the Term Lenders the outstanding principal amount of each Term Lender's Term Loans in twenty-two consecutive quarterly installments payable on each Payment Date in the amounts indicated (which amounts shall be reduced as a result of the application of any prepayments in accordance with Sections 2.8 and 2.9 hereof):

                                               Term Loan
                         Payment Date          Amount
                         --------------        ---------

                         1 - 4                 2,875,000
                         5 - 12                3,062,500
                         13 - 20               3,125,000
                         21 - 22               9,500,000

provided, however, that the final installment of the Term Loans due on the final
--------  -------
Payment Date shall in any event be in an amount equal to the aggregate unpaid principal amount of the Term Loans. Each installment paid by the Company pursuant to this Section 2.6 will be applied pursuant to the terms of Section
2.10 hereof.

          2.7  Payment of Interest.  The Company shall pay interest on the
               -------------------
unpaid principal amount of the Term Loans from the date of such Term Loans to, but excluding, the date on which such Term Loans are paid in full, subject to
Section 9.4, at the rates and at the times provided in this Section 2.7:

          (a) Base Rate Loans.  Each Base Rate Loan comprising part of a Term
              ---------------
Borrowing shall bear interest at a fluctuating rate equal to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time. Accrued interest on each such Base Rate Loan shall be payable (i) on the last Business Day of each fiscal quarter, (ii) on the Term Loan Maturity Date and (iii) thereafter on demand.

          (b) Eurodollar Loans.  Each Eurodollar Loan comprising part of a Term
              ----------------
Borrowing shall bear interest in respect of each Interest Period at a rate equal to the sum of the Eurodollar Rate for such Interest Period and the Applicable Margin in effect from time to time. Accrued interest on each such Eurodollar Loan shall be payable (i) on the last day of the Interest Period applicable thereto, (ii) if such Interest Period is longer than three months, on the date three months after such Eurodollar Loan is made and (iii) thereafter on demand.

The Administrative Agent shall promptly notify the Company and the Term Lenders of its determination of the Eurodollar Rate applicable to each Eurodollar Loan comprising part of a Term Borrowing, which determination, absent manifest error, shall be conclusive.

          2.8  Optional Prepayments.  The Company may at any time and from time
               --------------------
to time prepay the then outstanding Loans comprising any Term Borrowing or Portion thereof, in whole or in part, without premium or penalty, upon (a) if all or any Portion of such Term Loan is comprised of Eurodollar Loans not less than three Business Days' and (b) otherwise at least one Business Day's irrevocable notice to the Administrative Agent, specifying (i) the date and amount of prepayment and (ii) which Term Borrowing or Portion thereof is to be prepaid and upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Any notice of prepayment given by the Company shall obligate the Company to make the prepayment specified in such notice on the date specified therein, together with accrued interest to such date on the amount prepaid and, in the case of Eurodollar Loans, any additional amount owing under Section 4.5 hereof. Any partial prepayment of a Term Borrowing or Portion thereof shall be in an aggregate principal amount of at least $500,000 or integral multiples of $100,000 in excess thereof. Each optional prepayment made pursuant to this Section 2.8 shall be applied in accordance with the terms of
Section 2.10 hereof.

          2.9  Mandatory Prepayments.
               ---------------------

          (a) Subject to subsection (b) of this Section 2.9, the Company shall:

               (i) within three Business Days after the date of receipt by the Company or any of its Subsidiaries of the Net Proceeds of any Asset Sales, prepay the aggregate outstanding principal amount of the Term Loans ratably in an amount equal to 100% of such Net Proceeds;

               (ii) within three Business Days after the date of receipt of the Net Proceeds of any Equity Issuance by the Company or any of its Subsidiaries after the Closing Date or the sale or issuance by the Company or any of its Subsidiaries of any Indebtedness to a Person other than the Company or a Subsidiary (other than Indebtedness permitted under Section 8.3), prepay the aggregate outstanding principal amount of the Term Loans ratably in an amount equal to 100% of such Net Proceeds;

               (iii) on April 1, 2001, prepay the aggregate outstanding principal amount of the Term Loans ratably in an amount equal to 25% of Excess Cash Flow for the period commencing on the Closing Date and terminating on December 31, 2000; and

               (iv) commencing with the fiscal year ending December 31, 2001 and on each April 1 of each year thereafter, beginning in 2002, prepay the aggregate outstand ing principal amount of the Term Loans ratably in an amount equal to 50% of Excess Cash Flow for the preceding fiscal year.

          (b) To the extent that funds for any prepayment otherwise required to be made pursuant to the terms of clauses (i), (ii), (iii) and (iv) of Section 2.9(a) above are only available to the Company through extraordinary dividend payments to the Company from one or more Insurance Subsidiaries, which dividend payments require specific regulatory approval for the payment of such dividends, the Company shall not, to such extent, be required to make such prepayment for so long as such dividend payments may not, for such reasons, be made, provided
                                                                      --------
that, with respect to the payment of extraordinary dividends, the Company shall use its reason able commercial efforts to obtain such regulatory approval to make such payment when due.

          (c) Each mandatory prepayment of Loans pursuant to subsection (a) of this Section 2.9 shall be applied without penalty or premium. All prepayments pursuant to this Section 2.9 shall be made together with accrued interest to the date of such prepayment on the amount prepaid together with such additional amounts, if any, owing under Section 4.5 hereof.

          (d) All Net Proceeds or other amounts received by the Company or any of its Subsidiaries in respect of any Asset Sale, Equity Issuance or sale or issuance of Indebtedness shall be held by the Company or such Subsidiary in trust for the benefit of the Lenders until the delivery of such amounts in accordance with Section 2.9(a) hereof.

          (e) Each mandatory prepayment made pursuant to this Section 2.9 shall be applied in accordance with the terms of Section 2.10 hereof.

          2.10 Application of Payments.  (a)  Each scheduled payment of
               -----------------------
principal made by the Company hereunder will be applied to those Loans designated by the Company to the Administrative Agent not less than one Business Day before such payment is to be made. If the Company fails to designate which Loans are to be repaid hereunder, each scheduled payment of principal made by the Company hereunder shall be applied first to the payment of Base Rate Loans, then to the payment of Eurodollar Loans with Interest Periods ending on the date such payment is made, and thereafter to the remaining Eurodollar Loans as the Administrative Agent shall designate in its sole discretion (but with a view, to the extent reasonably practicable, to avoiding or minimizing any breakage costs owing under Section 4.5 hereof).

          (b) Any optional prepayments made pursuant to Section 2.8 shall be applied to the next succeeding Scheduled Principal Payment and thereafter ratably to the reduction of the remaining installments of principal amortization of the Term Loans. Any prepayments made pursuant to Section 2.9 shall be applied (i) to the next succeeding Scheduled Principal Payment and thereafter ratably to the reduction of the remaining installments of principal amortization of the Term Loans and (ii) if before the Revolving Termination Date and the Term Loans have been paid in full, to the pro rata reduction of the outstanding Revolving Loans.

          2.11 Term Notes.  The Term Loans made by each Term Lender shall be
               ----------
evidenced by Term Notes, with appropriate insertions, payable to the order of such Term Loan Lenders. Each Term Lender will note on its internal records the date and amount of the Term Loan made by such Term Lender and the date and amount of each repayment or prepayment of principal thereof and will, prior to any transfer of its Term Note, endorse on the schedule (or continuation thereof) attached thereto the outstanding principal amount of the Term Loan evidenced thereby and any such notation shall constitute prima facie evidence of the
                                               ----- -----
accuracy of the information so noted. Failure to so record any such information shall not affect the obliga tions of the Company under this Agreement or such Term Note. Upon receipt of an affidavit of an officer of a Term Lender as to the loss, theft, destruction or mutilation of a Term Note, the Borrower will issue, in lieu thereof, a replacement note in the same principal amount.

          2.12 Use of Proceeds of Term Loans.  The proceeds of the Term Loans
               -----------------------------
shall be used by the Company solely to (i) finance a portion of the Recapitalization, (ii) refinance the Existing Debt, and (iii) pay fees and expenses (including legal fees) incurred in connection with the Recapitalization and the preparation, negotiation and consummation of the Transaction Documents.

          SECTION 3.     WORKING CAPITAL FACILITY

          3.1  Revolving Commitment.  Subject to the terms and conditions
               --------------------
hereof, each Revolving Lender severally agrees to make Revolving Loans to the Company from time to time on any Business Day during the period from the Closing Date until the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding an amount equal to the product of (i) such Revolving Lender's Revolving Commitment Percentage, multiplied by
(ii) the Total Revolving Commitment; provided that after giving effect to each
                                     --------
Revolving Loan and the use of the proceeds thereof, the sum of the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Total Revolving Commitment. Within such limit, the Company may borrow, prepay, repay and reborrow pursuant to this Section 3.

          3.2  Types and Amounts of Revolving Loans.  Each Revolving Borrowing
               ------------------------------------
shall be comprised of Loans of the same type which shall, at the option of the Company, be either Base Rate Loans or Eurodollar Loans, as specified by the Company in a Notice of Revolving Borrowing pursuant to Section 3.3 hereof. Each Revolving Borrowing shall be in a minimum amount of not less than $500,000.

          3.3  Manner of Borrowing.  The Company shall give the Administrative
               -------------------
Agent irrevocable notice (a "Notice of Revolving Borrowing") for each Revolving
                             -----------------------------
Borrowing. Each such Notice of Revolving Borrowing shall be substantially in the form of Exhibit B-2 hereto and shall be delivered to the Administrative Agent on or before 11:00 A.M. (New York City time) (i) for each Revolving Borrowing comprised of Eurodollar Loans, at least three Business Days before the date of borrowing and (ii) for each Revolving Borrowing comprised of Base Rate Loans, at least one Business Day before the date of borrowing or the Closing Date. Each Notice of Revolving Borrowing shall specify: (i) the date of such Revolving Borrowing, (ii) the aggregate principal amount of such Revolving Borrowing, (iii) whether such Revolving Borrowing shall consist of Eurodollar Loans or Base Rate Loans and (iv) if such Revolving Borrowing is to consist of Eurodollar Loans, the Interest Period to be applicable thereto (which shall be a period permitted by the definition of "Interest Period" in Section 1 hereof).
                                       ---------------
The Loans comprising any Revolving Borrowing shall be made ratably by the Revolving Lenders in proportion to the amount of each Revolving Lender's Revolving Commitment Percentage. Upon receipt by the Administrative Agent of a Notice of Revolving Borrowing, the Administrative Agent shall promptly advise each Revolving Lender of the details thereof. Subject to the conditions hereof, each Revolving Lender shall make available to the Administrative Agent the amount of its Revolving Loan in Dollars by no later than 12:00 noon (New York City time) on the date of borrowing.

          3.4  Disbursements of Revolving Loans.  Subject to the conditions of
               --------------------------------
this Agreement, the Administrative Agent shall make the amounts of the Revolving Loans received from the Revolving Lenders pursuant to Section 3.3 hereof available to the Company by transferring such amounts on the date of borrowing to the account or accounts designated by the Company for such purpose.

          3.5  Conversion Options. (a) The Company may elect from time to time
               ------------------
on any Business Day to continue the Eurodollar Loans comprising a Revolving Borrowing or any Portion thereof or convert all of the Loans comprising a Revolving Borrowing or any Portion thereof from Loans of one type to Loans of a different type, in each case, by delivering to the Administrative Agent an irrevocable notice (a "Notice of Revolving Loan Continua tion/Conversion") at
                       -------------------------------------------------
least three Business Days prior to the date of such continuation or conver sion, provided that (i) any conversion of Base Rate Loans to Eurodollar Loans must be
--------
in a minimum amount of $1,000,000 or integral multiples of $100,000 in excess thereof, (ii) any conversion of Eurodollar Loans to Base Rate Loans must be in a minimum amount of $1,000,000 or multiples of $100,000 in excess thereof and
(iii) any continuation or conversion of Loans being maintained as Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto or, with respect to any conversion, upon the payment of any amounts owing pursuant to Section 4.5 as a result of such conversion. Each such Notice of Revolving Loan Continuation/Conversion shall specify: (a) the Revolving Borrowing or Portion thereof to be continued or converted; (b) with respect to any conversion of the Loans comprising such Revolving Borrowing, the type of Loans into which such Loans are to be converted; (c) the amount to be continued or converted and the duration of any applicable Interest Period; and (d) the date of continuation or conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Lender of the details thereof.

          (b) In the event the Company fails to give a Notice of Revolving Loan Continuation/Conversion in respect of Eurodollar Loans comprising any Revolving Borrowing or Portion thereof, the Company shall be deemed to have requested conversion of the Eurodollar Loans comprising such Revolving Borrowing or Portion thereof to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (c) Anything herein to the contrary notwithstanding, in the event that an Event of Default has occurred and is continuing, no Base Rate Loans may be converted to Eurodollar Loans and all Revolving Loans then being maintained as Eurodollar Loans shall, at the end of the applicable Interest Period (if such Event of Default is continuing on such date), be converted to Base Rate Loans.

          3.6  Repayment of Principal.  The Company shall repay the principal
               ----------------------
amount of each Loan comprising part of a Revolving Borrowing on the Revolving Termination Date. If at any time the outstanding principal amount of the Revolving Loans exceeds the Total Revolving Commitment, the Company shall repay or prepay the Revolving Loans comprising one or more Revolving Borrowings in an amount such that after giving effect to such repayment or prepayment, the Total Revolving Commitment equals or exceeds the outstanding principal amount of the Revolving Loans. Any such repayment or prepayment shall be made together with accrued interest through the date of such repayment or prepayment together with such additional amounts, if any, owing under Section 4.5 hereof.

          3.7  Payment of Interest.  The Company shall pay interest on the
               -------------------
unpaid principal amount of each Revolving Loan from the date of such Revolving Loan, to but excluding, the date on which such Revolving Loan is paid in full, subject to Section 9.4, at the rates and at the times provided in this Section 3.7.

          (a) Base Rate Loans.  Each Base Rate Loan comprising part of a
              ---------------
Revolving Borrowing shall bear interest at a fluctuating rate equal to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time. Accrued interest on each Base Rate Loan comprising part of a Revolving Borrowing shall be payable (i) on the last Business Day of each fiscal quarter, (ii) on the Revolving Termination Date and (iii) thereafter on demand.

          (b) Eurodollar Loans.  Each Eurodollar Loan comprising part of a
              ----------------
Revolving Borrowing shall bear interest in respect of each Interest Period at a rate equal to the sum of the Eurodollar Rate for such Interest Period and the Applicable Margin in effect from time to time. Accrued interest on each such Eurodollar Loan shall be payable (i) on the last day of the Interest Period applicable thereto, (ii) if such Interest Period is longer than three months, on the date three months after such Eurodollar Loan is made and (iii) thereafter on demand.

          The Administrative Agent shall promptly notify the Company and the Revolving Lenders of its determination of the Eurodollar Rate applicable to each Eurodollar Loan comprising part of a Revolving Borrowing, which determination, absent manifest error, shall be conclusive.

          3.8  Termination or Reduction of Commitments.
               ---------------------------------------

          (a) Unless previously terminated or reduced to zero, the Revolving Commitments of each Revolving Lender shall automatically terminate at 5:00 P.M. (New York City time) on the Revolving Termination Date.

          (b) Prior to the Revolving Termination Date, the Company may, upon not less than three Business Days' irrevocable notice to the Administrative Agent, terminate the Total Revolving Commitment then in effect or, from time to time, reduce the amount of the Total Revolving Commitment then in effect, provided
                                                                    --------
that no such termination or reduction shall be permitted in any event if (i) after giving effect thereto and any prepayments or repayments of the Revolving Loans made on the effective date thereof to the extent permitted by Section 3.10, the then outstanding principal amount of the Revolving Loans would exceed the amount of the Total Revolving Commitment then in effect or (ii) Term Loans are outstanding. Any such termination or reduction shall be accompanied by payment of accrued commitment fee to the date of termination, and any such reduction shall be in an amount of $250,000 or integral multiples of $50,000 in excess thereof. Any such reduction shall reduce ratably the Revolving Commitments of the Revolving Lenders.

          (c) The Total Revolving Commitment, once terminated or reduced, may not be reinstated or increased.

          3.9  Revolving Notes. The Revolving Loans made by each Revolving
               ---------------
Lender shall be evidenced by a single promissory note of the Company, substantially in the form of Exhibit A-2 with appropriate insertions (a "Revolving Note"), payable to the order of such Revolving Lender. Each
---------------
Revolving Lender will note on its internal records the date and amount of the Revolving Loans made by such Revolving Lender and the date and amount of each repayment or prepayment of principal thereof and will, prior to any transfer of its Revolving Note, endorse on the schedule (or continuation thereof) attached thereto the outstanding principal amount of the Revolving Loans evidenced thereby and any such notation shall constitute prima facie evidence of the
                                               ----- -----
accuracy of the information so noted. Failure to so record any such information shall not affect the obligations of the Company under this Agreement or such Revolving Note. Upon receipt of an affidavit of an officer of a Revolving Lender as to the loss, theft, destruction or mutilation of a Revolving Note, the Borrower will issue, in lieu thereof, a replacement note in the same principal amount.

          3.10 Optional Prepayments.  The Company may at any time and from time
               --------------------
to time prepay the then outstanding Loans comprising any Revolving Borrowing or Portion thereof, in whole or in part, without premium or penalty, upon (a) if all or any Portion of such Revolving Loan is comprised of Eurodollar Loans not less than three Business Days' and (b) otherwise at least one Business Day's irrevocable notice to the Administrative Agent, specifying (i) the date and amount of prepayment and (ii) which Revolving Borrowing or Portion thereof is to be prepaid and upon receipt of such notice the Administrative Agent shall promptly notify each Revolving Lender thereof. Any notice of prepayment given by the Company shall obligate the Company to make the prepayment specified in such notice on the date specified therein, together with accrued interest to such date on the amount prepaid and, in the case of Eurodollar Loans, any additional amount owing under Section 4.5 hereof. Any partial prepayment of a Revolving Borrowing or Portion thereof shall be in an aggregate principal amount of at least $500,000. Each optional prepayment made by the Company hereunder will be applied to those Loans designated by the Company to the Administrative Agent before such payment is to be made. If the Company fails to designate which Loans are to be repaid hereunder, each payment of principal made by the Company hereunder shall be applied first to the payment of Base Rate Loans, then to the payment of Eurodollar Loans with Interest Periods ending on the date such payment is made, and thereafter to the remaining Eurodollar Loans as the Administrative Agent shall designate in its sole discretion (but with a view, to the extent reasonably practicable, to avoiding or minimizing any breakage costs owing under Section 4.5 hereof).

          3.11 Use of Proceeds of Revolving Loans.  The proceeds of the
               ----------------------------------
Revolving Loans shall be used by the Company solely to finance its Working Capital Requirements; provided that the proceeds of the Revolving Loans borrowed
                      --------
on the Closing Date may be used to (i) finance a portion of the Recapitalization, (ii) refinance the Existing Debt, and (iii) pay fees and expenses (including legal fees) incurred in connection with the Recapitalization and the preparation, negotiation and consummation of the Transaction Documents.

          SECTION 4.     FEES AND PAYMENTS; TAXES

          4.1  Fees.  The Company shall pay to the Administrative Agent the
               ----
following fees:

          (a) A commitment fee for the account of each Revolving Lender from the date hereof to the Revolving Termination Date on the daily average amount of the Unused Revolving Commitment at a rate equal to 0.625% per annum, which fee shall be allocated among the Revolving Lenders pro rata according to the respective
                                         --- ----
amounts of their Revolving Commitment Percentages. Such fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first of such dates to occur after the Closing Date and terminating on the Revolving Termination Date.

          (b) Such other fees as shall have been agreed to with the Administrative Agent in writing.

          4.2  Computation of Interest and Fees. (a) Interest on all Base Rate
               --------------------------------
Loans and all fees payable hereunder or under the Fee Letter shall be calculated on the basis of a 365/366-day year and paid for the actual days elapsed. Interest on all Eurodollar Loans shall be calculated on the basis of a 360-day year and paid for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

          4.3  Manner of Payments.  Each payment (including each prepayment) by
               ------------------
the Company and received by the Administrative Agent on account of principal of and interest on the Loans comprising any Borrowing shall be promptly distributed by the Administrative Agent to the Lenders entitled to share in such payment ratably in accordance with the respective outstanding amounts of principal and interest. All payments (including prepayments) to be made by the Company on account of principal, interest and fees to the Lenders shall be made without set-off or counterclaim (except as otherwise permitted herein) and shall be made to the Adminis trative Agent, for the account of the Lenders (except for fees for the account of the Administra tive Agent), at the Administrative Agent's office designated for such purpose, in Dollars and in immediately available funds not later than 1:00 P.M. (New York City time) on the date on which such payment shall become due. The Administrative Agent shall promptly (and in any event on the same Business Day as the Administrative Agent receives such payment, if such payment is received by 1:00 p.m. (New York City time) and otherwise on the next Business Day) distribute to the Lenders (or other appropriate recipient or recipients) each payment received by the Administrative Agent hereunder for the account of any Person or Persons other than the Administrative Agent. Any payment received after such time on any Business Day shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except as provided in the definition of Interest Period), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          4.4  Increased Costs; Capital Adequacy.  (a) In the event that any
               ---------------------------------
introduction of or change in any law, rule, regulation or treaty or in the interpretation or application thereof occurring after the date hereof or compliance by any Lender with any request, guideline, policy or directive (whether or not having the force of law) made or issued after the date hereof by any central bank or other Governmental Authority shall:

               (i) subject any Lender to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any Note or any Loans made hereunder, or change the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable hereunder or on the Notes (other than any tax of a type (x) described in Section 4.8, liability for which shall be governed by Section 4.8, or (y) imposed on or measured with respect to the net income or profits of such Lender); or

               (ii) impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, Loans by, or Commitments issued or extended by such Lender (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System other than any charge by way of the imposition or increase of reserve requirements included in Eurodollar Reserve Requirement); or

               (iii)  impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Commitment or any Eurodollar Loan or to reduce any amount receivable hereunder or under the Notes in respect of any Commitment or any Eurodollar Loan, by an amount that is deemed by such Lender to be material, then, in any such case, the Company shall promptly pay such Lender, promptly after its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction to the extent that such Lender in good faith determines that such additional cost or reduction is allocable to such Lender's Commitment hereunder or to the issuance or maintenance of any Loans hereunder.

          (b) In the event that any Lender shall have determined that the adoption or implementation after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, capital maintenance or similar requirement or any change therein or in the interpretation or application thereof or compliance by any Lender or any corporation controlling any Lender with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, does or would have the effect of reducing the rate of return on such Lender's or such Lender's controlling corporation's capital as a consequence of its obligations hereunder or its Loans to a level below that which such Lender or such Lender's controlling corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Lender's controlling corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, promptly after demand by such Lender to the Company (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction to the extent that such Lender in good faith determines that such reduction is allocable to such Lender's Commitment hereunder or to the issuance or maintenance of any Loans hereunder.

          (c) Each Lender will promptly notify the Company and the Administrative Agent upon becoming aware of any event which will cause such Lender to demand payment of any additional amount pursuant to paragraphs (a) or (b) above. A certificate prepared in good faith and setting forth any such additional amount and showing in reasonable detail the computation thereof, submitted by any Lender to the Company, shall be conclusive and binding, absent manifest error.

          (d) If any additional amount becomes or will in the future become payable for the account of any Lender under Section 4.4(a) or 4.4 (b), then such Lender will (if so requested by the Company, but without prejudice to provisions of this Section 4.4) consult with the Company and the Administrative Agent with a view to agreeing upon a mutually acceptable alternative arrangement (including the transfer of such Lender's Lending Office to another jurisdiction, if, in the sole discretion of such Lender, such transfer is not in any way disadvantageous for such Lender) which will avoid or minimize the payment of such additional amount in the future and which is not in any way disadvantageous to such Lender as determined by such in its sole discretion.

          (e) In the event that any Lender shall determine at any time that by reason of Regulation D, such Lender is required to maintain Eurodollar Reserve Requirements during any period that it has any Eurodollar Loans outstanding, then such Lender shall promptly notify the Company by written notice (or telephonic notice promptly confirmed in writing) specifying the additional amounts reasonably determined by the Lender to be required to indemnify such Lender against the cost of maintaining such Eurodollar Reserve Requirements (such written notice to provide a computation of such additional amounts) and the Company shall directly pay to such Lender such specified amounts as additional interest.

          (f) In the event that any Lender (a "Notifying Lender") shall (i)
                                               ----------------
demand payment by the Company of any amount pursuant to Section 4.4, 4.5 or 4.8 hereof (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Company than with respect to the other Lenders), (ii) cause the suspension of the availability of any type of Loan pursuant to Section 4.7 hereof or (iii) default in its obligations to the Company hereunder and such default shall be continuing, the Company may, within sixty (60) days of receipt by the Company of such demand or suspension, as the case may be, upon notice (a "Replacement Notice") to such Notifying Lender and
                             ------------------
the Administrative Agent, nominate a new financial institution or group of financial institutions willing to participate in the facility in the place of such Notifying Lender (a "Replacement Lender"); provided, however, that no
                          ------------------    --------  -------
Replacement Notice may be given by the Company if (A) such replacement conflicts with any applicable law or regulation, (B) any Event of Default shall have occurred and be continuing at the time of such replacement or (C) prior to any such replacement, in the case of clause (i) such Lender shall have taken any necessary action under Section 4.4, 4.5 or 4.8 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.4, 4.5, or 4.8. Upon receipt of such notice from the Company and with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, such Notifying Lender shall, subject to the payment by the Company of any amounts due pursuant to Section 4.5, together with the accrued commitment fee owing to such Notifying Lender to the date of such assignment, assign, in accordance with Section 11.6, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Related Documents to such Replacement Lender; provided, however, that (1) such
                                              --------  -------
assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Notifying Lender and such designated financial institution, (2) the purchase price paid by such Replacement Lender shall be in the then outstanding principal amount of such Notifying Lender's Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including, without duplication of amounts paid in respect thereof as required above, the amounts demanded and unreimbursed under Sections 4.4, 4.5 or 4.8), owing to such Notifying Lender hereunder and (3) the Company shall pay to the Notifying Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Notifying Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 11.6). Upon the effective date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under this Agreement and the Related Documents and the Notifying Lender shall be released from all of its obligations under this Agreement and the Related Documents; provided that such Notifying Lender shall continue to be entitled to indemnification under Section
11.5 hereof.

          (g) No Lender shall make a claim for payment by the Company of any amount owed to the Lender pursuant to Sections 4.4, 4.5 or 4.8 unless such claim has been made within 270 days of the incurrence of such claim so long as the Lender had actual knowledge of such incurrence.

          4.5  Funding Losses.  The Company agrees to indemnify each Lender
               --------------
against and to hold each Lender harmless from, and promptly after demand reimburse each Lender for, any loss, premium, penalty or expense which such Lender may sustain or incur (including, without limitation, interest or fees payable by lenders for funds obtained by it in order to make Eurodollar Loans hereunder and any loss (other than the loss of anticipated profit) or expense incurred by reason of the relending, depositing or other employment of funds acquired by the Lender to fund any Eurodollar Loan) as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loan, (b) any failure by the Company to borrow on a date specified therefor in a Notice of Borrowing or Notice of Term Loan Continua tion/Conversion other than as a result of a default by such Lender, (c) default by the Company in making any prepayment of a Eurodollar Loan after the Company has given a notice in accor dance with Section 2.8 hereof, (d) the making of any payment or prepayment of a Eurodollar Loan, or the conversion of a Eurodollar Loan to a Loan of a different type or having a different Interest Period, on a day which is not the last day of the Interest Period applicable thereto, and/or
(e) any acceleration of the Loans pursuant to Section 9.2 hereof. A certificate setting forth in reasonable detail any amounts payable pursuant to this Section 4.5, submitted by any Lender to the Company, shall be conclusive and binding, absent manifest error.

          4.6  Inability to Determine Interest Rate.  In the event that, prior
               ------------------------------------
to the first day of the Interest Period for any Borrowing consisting of Eurodollar Loans, the Administrative Agent (after consultation with the Lenders) shall have reasonably determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such Interest Period or the Lenders are unable to acquire funds in the interbank market in a reasonable manner so as to make available Eurodollar Loans in the amount and for the Interest Period requested, the Administrative Agent shall forthwith give telecopy notice of such determination to the Company and each Lender and the Eurodollar Loans comprising such Borrowing shall be made or continued as, or converted to, as the case may be, Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, the Company shall not have the right to request the making or continuation of, or conversion to, Eurodollar Loans. Such notice shall be withdrawn by the Administrative Agent when the Administrative Agent shall reasonably determine (after consultation with the Lenders) that adequate and reasonable means exist for ascertaining the interest rate applicable to Eurodollar Loans of such type or that funds are available in the interbank market.

          4.7  Illegality.  Notwithstanding any other provision hereof to the
               ----------
contrary, if any introduction of or change in any law, rule, regulation or treaty or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall forthwith give notice of such circumstances to the Administrative Agent and the Company, and (a) the commitment of such Lender to make or maintain Eurodollar Loans shall immediately be cancelled and any Eurodollar Loan thereafter requested by the Company shall instead be made by such Lender as a Base Rate Loan (but not by any other Lender) and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Loans or within such earlier period as may be required by law. Any such conversion shall be accompanied by the payment of accrued interest on the amount converted to the date of conversion and any additional amount owing under Section 4.5 hereof. Notwithstanding any other provision of this Agreement to the contrary, any Loan which is made as or converted to a Base Rate Loan as a result of this Section 4.7 shall have an Interest Period equal to the Interest Period of the related Eurodollar Loans of the other Lenders.

          4.8  Taxes. (a) All payments made by the Company under this Agreement
               -----
and the Notes shall be made free and clear of, and except as otherwise provided herein, without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by the net income (including franchise taxes) of the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administra tive Agent or such Lender is organized or in which it has its principal office or its Lending Office or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). Except as otherwise provided herein, if any Taxes are required to be
 -----
withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder or under the Notes at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof or, if unavailable, such other evidence of payment reasonably acceptable to the Administrative Agent or such Lender. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Adminis trative Agent the required receipts or other required documentary evidence, the Company shall indemnify and hold harmless the Administrative Agent and the Lenders against, and reimburse the Administrative Agent and the Lenders promptly after demand for, any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (b) If a Lender or the Administrative Agent receives a refund in respect of any Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 4.8, it shall promptly after the date on which such Lender or the Administrative Agent actually receives such refund pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 4.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender or the Administrative Agent and with interest, if any, paid by the relevant Governmental Authority with respect to such refund.

          (c) Prior to the first payment of interest by the Company hereunder and at such other times as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion) each Lender (and prior to becoming a party to this Agreement, each Assignee) that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to the Administrative Agent and the Company, two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under this Agreement or any of the Related Documents, or if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender under this Agreement or any of the Related Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 4.8(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent and the Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), or a Certificate regarding Non-Bank Status and two original copies of Internal Revenue Service Form W-8 (or any successor forms), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under this Agreement or any of the Related Documents, or notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence. The Company shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender pursuant to this Section 4.8 in respect of U.S. Federal withholding tax to the extent that the obligation to indemnify or pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this paragraph (c).

          (d) Each Lender will promptly notify the Company and the Administrative Agent upon becoming aware of any event which will cause the Company to pay any additional amount pursuant to paragraph (a) above. A certificate setting forth any such additional amount and showing in reasonable detail the computation thereof, submitted by any Lender to the Company, shall in the absence of manifest error be conclusive and binding.

          (e) If any additional amount becomes or will in the future become payable for the account of any Lender under Section 4.8(a) then such Lender will (if so requested by the Company, but without prejudice to provisions of this Section 4.8) consult with the Company and the Administrative Agent with a view to agreeing upon a mutually acceptable alternative arrangement (including the transfer of such Lender's Lending Office to another jurisdiction, if, in the sole discretion of such Lender, such transfer is not in any way disadvantageous for such

Lender) which will avoid or minimize the payment of such additional amount in the future and which is not in any way disadvantageous to such Lender as determined by such Lender in its sole discretion.

          4.9  Assumed Payments.  Unless the Administrative Agent shall have
               ----------------
been notified by a Lender or the Company prior to the date on which such Lender or the Company is scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does
-----------------
not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Company (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available. In addition, the party that failed to make the Required Payment shall, on demand, pay interest to the Administrative Agent for its own account in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate equal to the sum of the Base Rate plus 2% per annum; provided, however, that if the party that failed to make the Required Payment is
--------  -------
a Lender, such interest shall accrue at the Federal Funds Rate plus 2% per annum for the first three Business Days such amount is unpaid and thereafter at the Base Rate plus 2% per annum. Nothing in this Section 4.9 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights the Company may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          SECTION 5.     REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Company hereby represents and warrants to the Administrative Agent and to each Lender that:

          5.1  Financial Condition.  (a)  GAAP Financial Statements.  The
               -------------------        -------------------------
audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1999 and the related audited consolidated statements of income, stockholders' equity and cash flows, together with all related notes and schedules thereto, for the year then ended, copies of all of which have been heretofore delivered to the Lenders, comply as to form in all material respects with the applicable published rules and regulations of the Securities and Exchange Commission with respect thereto and present fairly in all material respects the consolidated financial position and results of the operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated in such financial statements.

          (b) Statutory Financial Statements.  All annual convention statements
              ------------------------------
("Annual Convention Statements"), the quarterly convention statements
  ----------------------------
("Quarterly Convention Statements") and supplements thereto, in each case
---------------------------------
required to be filed since January 1, 1997 with any Applicable Insurance Regulatory Authority by the Insurance Subsidiaries have, taken as a whole, been duly filed and, except where the failure to file in a timely fashion, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Change, all such filings have been timely. Such Annual Convention Statements for the fiscal years ended December 31,

1997, 1998 and 1999 (including the financial statements on a statutory basis and the accompanying exhibits and schedules) and supplements thereto, taken as a whole, copies of all of which have heretofore been delivered to the Lenders were prepared in accordance with statutory accounting practices prescribed or permitted for insurance companies by the Texas Department of Insurance, applied on a consistent basis throughout such periods except as otherwise stated therein or required by the rules and regulations of the Texas Department of Insurance, as the case may be, and in accordance with the books and records of the Insurance Subsidiaries (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in all material aspects in accordance with sound actuarial principles, (iii) were based on actuarial assumptions that are in accordance with those specified in the related policy provisions, (iv) make adequate provision for all matured and unmatured liabilities of the Insurance Subsidiaries under the terms of its Insurance Contracts, Reinsurance Agreements and Retrocession Agreements at such date and (v) present fairly, in all material respects in accor dance with such practices, the statutory financial position as at the date of, and the statutory results of its operations for the periods covered by, such Annual Convention Statements. Each Insurance Subsidiary owns assets that qualify as legal reserve assets under applicable insurance laws in an amount at least equal to all such required reserves and other similar amounts of such Insurance Subsidiary.

          (c) Statutory Reserves.  The statutory reserves of the Insurance
              ------------------
Subsidiaries (the "Statutory Reserves") as set forth in the Annual Convention
                   ------------------
Statements and the Quarterly Convention Statements (i) were determined in accordance with generally accepted actuarial standards consistently applied,
(ii) were fairly stated in all material respects in accordance with sound actuarial principles, (iii) were based on actuarial assumptions that are in accordance with those specified in the related policy provisions, (iv) make adequate provision for all matured and unmatured liabilities of the Insurance Subsidiaries under the terms of its Insurance Contracts, Reinsurance Agreements and Retrocession Agreements at such date, (v) are computed and are fairly stated in all material respects in accordance with SAP, and (vi) are in compliance in all material respects with the requirements of all Applicable Insurance Regulatory Authorities. Since December 31, 1999, there has been no material adverse change in the Statutory Reserves of any of the Insurance Subsidiaries.

          (d) Except as set forth on Schedule 5.1(d), there has been no Material Adverse Change since December 31, 1999.

          (e) The Company is not entering into the arrangements contemplated hereby and by the Transaction, nor does it intend to make any transfer or incur any obligations hereun der or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date (i) the Company will not have incurred nor does the Company intend or believe that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source and amounts payable on or in respect of any of its debts); (ii) the Company, after taking into account all other anticipated uses of its cash, anticipates being able to pay all amounts on or in respect of its debts when such amounts are required to be paid; and (iii) the Company will have sufficient capital with which to conduct its present and proposed business and its capital does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 5.1(e), "debt" means any liability on a claim, and a "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing (and after giving effect to all Borrowings as of such date), the representations set forth in this Section 5.1(e) shall be true and correct with respect to the Company on such date.

          5.2  Corporate Existence; Subsidiaries.  (a)  The Company and each of
               ---------------------------------
its Subsidiaries (i) is a duly organized or formed and validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its organization or formation and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where failure to be so qualified could reasonably be expected to result in a Material Adverse Change.

          (b) As of the Closing Date, Schedule 5.2 sets forth a list of all Subsidiaries of the Company (after giving effect to the Transaction), states the outstanding shares of capital stock and ownership thereof of each Subsidiary and identifies each Subsidiary which is an Insurance Subsidiary.

          5.3  Capitalization.  After giving effect to the Transaction as of the
               --------------
Closing Date, the authorized and outstanding capital stock of the Company will consist of 9,059,000 shares of voting Common Stock, 0 shares of non-voting Common Stock and 0 shares of Preferred Stock. After giving effect to the Transaction as of the Closing Date, the amount of issued and outstanding shares of the Common Stock are set forth on Schedule 5.3 hereto. All outstanding shares of the Company and each Subsidiary have been duly and validly issued and are fully paid and nonassessable. As of the Closing Date and after giving effect to the Transaction neither the Company nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except as described on Schedule 5.3 hereto.

          5.4  Corporate Power; Authorization; No Contravention.  The Company
               ------------------------------------------------
has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Related Documents and the Transaction Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Related Documents and the Transaction Documents. No consent or authorization of, filing with or other act by any Governmental Authority or other Person is required in connection with the execution, delivery and performance by the Company of this Agreement, the Related Documents and the Transaction Documents, or for the legality, validity or enforceability hereof or thereof, except such as have been obtained or made and are in full force and effect and as otherwise provided in the last sentence of this Section 5.4 and the filings referred to in Section 5.9 or, in the case of the Transaction Documents, where the failure to obtain the same could not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement, the Related Documents and the Transaction Documents and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby do not and will not (a) violate any applicable law, rule or regulation or any provision of the charter or by-laws of the Company or any Subsidiary, (b) conflict with, result in a breach of, or constitute a default under any provision of any indenture, mortgage or other material agreement or material instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties or assets is bound or subject, or any material license, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or their respective activities, properties or assets; except for in the case of clause (b) any such conflicts, breaches or defaults which may be caused by the execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents and the consummation by the Company and its Subsidiaries of the transactions contemplated thereby which could not reasonably be expected to result in a Material Adverse Change or (c) result in, or require the creation or imposition of, any Lien upon or with respect to any properties or assets now or hereafter owned by the Company or any of its Subsidiaries except pursuant to the Security Documents. If any material filing, not known to the Company at the time of execution and delivery of this Agreement, is required to be made by the Company with any Governmental Authority, the Company will promptly, and in any event within ten Business Days after obtaining knowledge of such required filing, make such filing. The Bankruptcy Court has entered the Order and such Order is in full force and effect and has not been vacated, reversed, modified or stayed in any material adverse respect to the Administrative Agent and the Lenders.

          5.5  Binding Effect.  This Agreement, the Related Documents and the
               --------------
Transaction Documents to be executed and delivered by the Company have been duly executed and delivered by or on behalf of the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          5.6  No Litigation.  Except as disclosed on Schedule 5.6, no
               -------------
litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or assets (a) which could (taking into account all reserves maintained by the Company or its Subsidiary, as applicable, in connection therewith) reasonably be expected to result in a Material Adverse Change or (b) which questions the validity or enforceability of this Agreement, the Related Documents or the transactions contemplated herein or therein.

          5.7  No Default.  Neither the Company nor any of its Subsidiaries is
               ----------
(a) in violation of or in default under any term or provision of its respective charter or by-laws, or (b) in breach of or are in default under any mortgage, indenture, agreement, instrument, law, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except breaches or defaults that in the aggregate could not reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing.

          5.8  Ownership of Property; Liens.  (a) Each of the Company and its
               ----------------------------
Subsidiar ies has good and indefeasible title to, or valid leasehold interests in, all its material real property, and good title to all its other material property, subject in each case only to encumbrances that do not materially adversely affect the Company's or such Subsidiary's ability to use such property for the purposes for which it is currently being used, and, except for Liens permitted under Section 8.1, none of such property is subject to any Lien.

          (b) The Company and its Subsidiaries possess or have the necessary rights to sufficient permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary for the conduct of the business of the Company and each of its Subsidiaries, without material conflict with the rights of others except to the extent that the failure to so possess could not reasonably be expected to result in a Material Adverse Change.

          5.9  Security Interests.  The Security Documents create, as security
               ------------------
for the Loans and other Obligations, valid and enforceable perfected security interests in and Liens on all of the Collateral in favor of the Collateral Agent for the benefit of the Lenders and the Administrative Agent subject to no other Liens other than as permitted under Section 8.1. The Company has good and indefeasible title to all material Collateral free and clear of all Liens (except as created pursuant to the Security Documents and as permitted under Section 8.1). No filings, recordings or other actions are required in order to perfect the security interests created under the Security Documents except for filings, recordings or other actions which shall have been made on or prior to, or promptly after the Closing Date.

          5.10 Restrictions.  There are no contractual restrictions on the
               ------------
Company or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Company to the Company, other than prohibitions or restrictions existing under or by reason of
(i) this Agreement, the Related Documents, (ii) prohibitions or restrictions in effect on the date hereof (including orders related to the Transaction) listed on Schedule 5.10, (iii) any applicable law, rule or regulation which applies generally to all insurance companies regulated thereunder, (iv) customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (v) any documents or instruments governing the terms of any Indebted ness or other obligations secured by Liens permitted under this Agreement, provided, that such prohibitions or restrictions
                                --------
apply only to the assets subject to such Liens, (vi) customary restrictions pursuant to any agreement with respect to any asset sale permitted hereunder solely with respect to the assets being sold, (vii) customary restrictions in licenses relating solely to the interests of the licensors so long as such licenses were entered into in the ordinary course of business and consistent with past practices, and (viii) customary restrictions on cash deposits imposed under contracts entered into in the ordinary course of business and consistent with past practices.

          5.11 Compliance with Laws.  The Company and each of its Subsidiaries
               --------------------
are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, except those the non-compliance with which could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

          5.12 Taxes.  (a) Except as set forth on Schedule 5.12, the Company and
               -----
its Subsidiaries have filed or caused to be filed all material tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessment relating to such tax returns made against the Company or any of its Subsidiaries or any of their respective properties and all other taxes, assessments, fees or other charges imposed on the Company or any of its Subsidiaries or any of their respective properties by any Governmental Authority or agency, except for any taxes, assessments, fees or other charges which if not paid could not reasonably be expected to result in a Material Adverse Change or are being contested in good faith and for which adequate reserves, to the extent required by GAAP or SAP, have been established. Except as set forth on Schedule 5.12 hereof, as of the date hereof neither the Company nor any Subsidiary has any obligation or liability, matured or unmatured, to pay or reimburse any amount to any other party under the tax-sharing agreement among the Company and the Subsidiaries in effect prior to the date hereof.

          (b) Neither the Company nor any of its non-Insurance Subsidiaries is a corporation exempt from taxation under section 501 of the Code, a life insurance company subject to taxation under section 801(a) of the Code, a foreign corporation, a corporation with respect to which an election under section 936 of the Code is in effect, a regulated investment company or a real estate investment trust subject to tax under subchapter M of chapter 1 of the Code or a DISC (as defined in section 992(a)(1) of the Code).

          (c) Each of the Subsidiaries which is an Insurance Subsidiary is a life insurance company subject to taxation under section 801(a) of the Code. No Insurance Subsid iary is a corporation exempt from taxation under section 501 of the Code, a foreign corporation, a corporation with respect to which an election under section 936 of the Code is in effect, a regulated investment company or a real estate investment trust subject to tax under subchapter M of chapter 1 of the Code or a DISC (as defined in section 992(a)(1) of the Code).

          5.13 Margin Regulations.  Neither the Company nor its Subsidiaries is
               ------------------
engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Loans hereunder will be used directly or indirectly for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or X of such Board of Governors.

          5.14 Investment Company Act.  Neither the Company nor any of its
               ----------------------
Subsidiar ies is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.15 Compliance with ERISA.  Each member of the ERISA Group has
               ---------------------
fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Single Employer Plan and each such Single Employer Plan is in compliance with, and has been administered in compliance in all material respects with, all applicable provisions of ERISA and the Code. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Single Employer Plan,
(ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Single Employer Plan, which has resulted in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA with respect to any Plan which has not been paid in full other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor its subsidiaries has established and/or maintains or contributes to, or is required to contribute to, any Multiemployer Plan.

          5.16 Environmental Matters.  Except as disclosed in Schedule 5.16: (a)
               ---------------------
the Company and its Subsidiaries have complied with, and are currently in compliance with, all environmental laws, ordinances, orders or decrees of any state, federal, municipal or other Governmental Authority, including any federal, state or local governmental law, excluding any laws, ordinances, orders or decrees non-compliance with which could not reasonably be expected to result in a Material Adverse Change; (b) no solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resources Conservation and
                                 ------
Recovery Act and the Superfund Amendments and Reauthorization Act of 1986, as amended, or under any successor or similar law or any applicable state or local law) are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by the Company or any of its Subsidiaries or, at the request or behest of the Company or any Subsidiary, at any adjoining site, so as to require a license, permit or authorization of any type from any Governmental Authority other than licenses which have been obtained or where the failure to obtain such licenses could not result in a Material Adverse Change; and (c) no claim has been made against the Company or any of its Subsidiaries or, to the best of its knowledge, against any predecessor in respect of any "facility" owned, leased or operated by it under CERCLA, or under a federal, state, local or municipal statute, ordinance or regulation in respect of the environment, or by the Environmental Protection Agency or by any federal, state, local or municipal enforcement agency having jurisdiction over the protection of the environment, or by any private Person bringing an action in respect of or under any law designed to protect the environment which could reasonably be expected to result in a Material Adverse Change. To the best of the Company's knowledge, it and its Subsidiaries are in substantial compliance with all applicable zoning and land use and building codes, laws, rules, regulations and ordinances.

          5.17 Investments.  On the Closing Date the Company has only the
               -----------
Investments listed on Schedule 8.4.

          5.18 Transaction and Transaction Documents.  The Company has delivered
               -------------------------------------
true and complete copies of the Transaction Documents to the Administrative Agent. As of the Closing Date, the Transaction shall have been completed in all material respects in accordance with the terms of the Transaction Documents.
All material filings required to be made, and all other material actions required to be taken, including all filings with state insurance regulatory authorities, required to permit the consummation of the Transaction have been duly made or taken, as the case may be, final orders and approvals authorizing the Transaction have been obtained from the state of Texas and are in full force and effect and no other material authorizations, orders or approvals are required from any Governmental Authority in connection there with. The Administrative Agent and the Lenders have been furnished with true and complete copies of all Forms A filed in connection with the Transaction and all amendments, modifica tions or supplements thereto, and all other written materials filed in connection therewith, and all authorizations, orders and approvals issued in response to the foregoing or otherwise in connection with the Transaction.

          5.19 Disclosure.  All factual information (taken as a whole, but
               ----------
excluding budgets, projections or other estimates) furnished by the Company in writing to the Administrative Agent pursuant to this Agreement and the other Related Documents is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          5.20 Reinsurance Agreements.  All of the Reinsurance and Retrocession
               ----------------------
Agreements to which any Insurance Subsidiary is a party as of the Closing Date are listed on Schedule 5.20. The information set forth on Schedule 5.20 with respect to each agreement, including, without limitation, the identity of each Person party thereto (other than the Insurance Subsidiaries), each Person's rating from A.M. Best & Co. (or another rating agency, if rated) and the subject matter thereof, is accurate and complete in all material respects. The copies of the Reinsurance and Retrocession Agreements of the Subsidiaries previously delivered to the

Administrative Agent prior to the Closing Date are true and complete in all material respects. Each of the reinsurers identified on Schedule 5.20 either (i) is duly licensed to transact an Insurance Business; (ii) is duly authorized to transact a reinsurance business; or (iii) has pledged collateral to secure its obligations under the applicable Reinsurance Agreement such that each of the Insurance Subsidiaries is entitled to take full statutory credit for all reinsurance ceded under the Reinsurance Agreements.

          5.21 Labor Matters.  There are no labor controversies pending or, to
               -------------
the Company's knowledge, threatened against it or any of its Subsidiaries, other than any labor controversies which could not reasonably be expected to result in a Material Adverse Change. The hours worked and payment made to employees of the Company and each Subsidiary have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary in accordance with GAAP or SAP, as applicable. The consummation of the transactions herein, under the Related Documents and under the Transaction Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary (or any predecessor) is a party or by which the Company or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to the Company and the Subsidiaries taken as a whole.

          5.22 Insurance.  The insurance maintained by or reserved against on
               ---------
the books of the Company is sufficient to protect the Company and its directors and officers against such risks as are usually insured against by companies organized in the same or a similar business, other than with respect to director and officer liability insurance, which shall be in place as and when required by
Section 7.5(b).

          5.23 Intercompany Agreements.  All of the intercompany agreements to
               -----------------------
which the Company or any of its Subsidiaries is a party on the Closing Date are listed on Schedule 5.23. The information set forth on Schedule 5.23 is accurate and complete in all material respects. The copies of the intercompany agreements previously delivered to the Administrative Agent prior to the Closing Date are true and complete in all material respects.

          SECTION 6. CONDITIONS PRECEDENT

          6.1  Conditions to Initial Borrowing.  The obligation of each Lender
               -------------------------------
to make its initial Loan hereunder is subject to the satisfaction or waiver, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

          (a) Transaction Documents and Terms.  The Administrative Agent and
              -------------------------------
each Lender shall have received a counterpart of this Agreement and each of the Related Documents, duly executed by each party thereto. The Administrative Agent shall have received on behalf of the Lenders true and complete copies of the Transaction Documents and of all regulatory approvals and filings required or otherwise made or issued in connection with the Transaction. All of the Transactions shall have been consummated in accordance with the terms of the Transaction Documents and the Administrative Agent shall have received a certificate of a Responsible Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, to such effect.

          (b)  Recapitalization.
               ----------------

               (i) the Bankruptcy Court shall have entered the Order in the form and substance reasonably satisfactory to the Administrative Agent. Such Order shall be in full force and effect and shall not have been vacated, reversed, modified or stayed in any material adverse respect to the Administrative Agent and the Lenders.

               (ii) the Plan of Reorganization shall be in the form previously delivered to the Lenders or without any change that is materially adverse to the Administrative Agent or the Lenders or otherwise with such changes as may be agreed to by the Lenders from time to time and shall have been consummated in accordance with the Order.

               (iii) the receipt by the Company of at least $47,500,000 in common equity capital from Persons other than the Company, provided that
                                                                --------
     IMF or any IMF Fund shall have contributed at least $15.0 million, Mr. Bernard Rapoport shall have contributed at least $20 million and Mr. John
     T. Sharpe and/or his Affiliates shall have contributed at least $3 million of such common equity capital and the foregoing Persons and their Affiliates shall collectively own not less than 44% of the common stock of the Company.

               (v) the Corporate Reorganization shall be set forth in the Plan of Reorganization and, except for the merger of SLT with and into Southwestern and other transactions that are set forth on Schedule 6.1(b) hereto, shall have been implemented.

               (vi) the outstanding Surplus Notes shall be in the form previously delivered to the Lenders or without any change that is materially adverse to the Administrative Agent or the Lenders or otherwise with such changes as may be agreed to by the Lenders from time to time.

          (c)  Solvency.  The Administrative Agent and the Lenders shall have
               --------
received a certificate from a Responsible Officer of the Company in the form of Exhibit H hereto, certifying as to the solvency of the Company and its Subsidiaries, after giving effect to the Transaction, including, without limitation, the incurrence of the Term Loans.

          (d)  Collateral.  The Collateral Agent shall have received (i) all
               ----------
Pledged Shares and Pledged Indebtedness (as such terms are defined in the Pledge and Security Agreement), together with executed and undated stock powers or assignments in blank, and (ii) evidence that all filings and other action necessary to perfect the Collateral Agent's security interest in all of the other items constituting the Collateral, on behalf of the Administrative Agent and the Lenders, have been, or promptly following the Closing Date will be, made and the Lien perfected by such filings or other action has (or upon such filing will have) priority over any other Liens other than those permitted under
Section 8.1.

          (e)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
with copies for each Lender, executed legal opinions, addressed to the Administrative Agent and each Lender, of each of (i) Kirkland & Ellis, counsel to the Credit Parties and (ii) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Administrative Agent, each in substantially the form set forth in Exhibits D-1 and D-2, respectively, and such other legal opinions, in form and substance satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Related Documents and the other transactions contemplated hereby as the Administrative Agent or the Lenders may reasonably require.

          (f) Corporate Proceedings.  The Administrative Agent shall have
              ---------------------
received, with a copy for each Lender, a copy of resolutions, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, of the Board of Directors of each Credit Party authorizing the execution, delivery and performance of this Agreement and the Related Documents to be executed and delivered by it and the transactions contemplated herein and therein, certified by the Secretary or an Assistant Secretary of such Credit Party, which certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (g) Good Standing Certificates.  The Administrative Agent shall have
              --------------------------
received, with a copy for each Lender, a long-form good standing certificate from the Secretary of State evidencing the good standing or subsistence of each Credit Party and each of its Subsidiaries in their respective jurisdictions of incorporation.

          (h) Corporate Documents.  The Administrative Agent shall have
              -------------------
received, with a copy for each Lender, a copy of the charter of each Credit Party and each of its Subsidiaries together with all amendments thereto, certified by the Secretary of State of their respective jurisdictions of incorporation, and a copy of the by-laws of each such corporation, together with all amendments thereto, certified to be true, correct and complete by the Secretary or an Assistant Secretary of such corporation, as the case may be.

          (i) Incumbency Certificate.  The Administrative Agent shall have
              ----------------------
received, with an executed counterpart for each Lender, a certificate of the Secretary or an Assistant Secretary of each Credit Party as to the incumbency and signature of their respective officers authorized to execute this Agreement and the Related Documents to be executed and delivered by them, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (j) Officer's Certificate.  Each of the representations and warranties
              ---------------------
made by any Credit Party pursuant to this Agreement or any Related Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate to a particular date, no Default shall have occurred and be continuing or would occur as a result of the consummation of the Transaction and the making of the initial Loans, and the Administrative Agent shall have received, with a copy for each Lender, a certificate from a Responsible Officer of the Company certifying to the effect of the foregoing.

          (k) Fees.  The Administrative Agent shall have received all fees
              ----
payable to the Administrative Agent or the Lenders pursuant to Sections 4.1(a) and 4.1(b) on or prior to the Closing Date and shall have received all amounts payable pursuant to Section 11.5 on or prior to the Closing Date and invoiced to the Company.

          (l) Financial Statements; Projections.  The Administrative Agent shall
              ---------------------------------
have received, with a copy for each Lender, the following:

               (i) the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 1999, and the related consolidated and consolidating statement of operations, in each case prepared in accordance with GAAP;

               (ii) the audited annual Statutory Statement of each of the Insurance Subsidiaries for the fiscal year ended December 31, 1999 prepared in accordance with

     SAP and as filed with such Insurance Subsidiary's Applicable Insurance Regulatory Authority; and

               (iii) projected financial statements for the Company and its Subsidiaries for each year during the period from fiscal year 2000 to and including fiscal year 2007 (the "Projections"), which Projections shall be
                                      -----------
     attached as Exhibit G hereto and shall have been prepared in good faith on the basis of sound financial planning practice, and have been based on assumptions believed by the Company to be reasonable at the time made and upon all relevant information then available to the Company and shall reflect the forecasted financial condition and income and expenses of the Company and its Subsidiaries, and the Pro Forma Closing Date Balance Sheet.

          (m) Other Agreements.  The employment agreements and other employment
              ----------------
arrangements between the Company and its Subsidiaries with Mr. Bernard Rapoport, Mr John T. Sharpe and Mr. Steve Johnson and the Reinsurance Agreement between RGA Reinsurance Company and Southwestern shall be in the form previously delivered to the Lenders or without any change that is materially adverse to the Administrative Agent or the Lenders or otherwise with such changes as may be agreed to by the Lenders from time to time.

          (n) Indebtedness and Equity Rights.  The Administrative Agent shall
              ------------------------------
have received evidence satisfactory to it that, as of the Closing Date and after giving effect to the Transaction, there shall be no Indebtedness of the Company or its Subsidiaries or any stock options, warrants or similar rights outstanding as to the capital stock of the Company or any of its Subsidiaries and to the extent permitted under this Agreement. Schedule II lists all debt which is to be repaid on or before the Closing Date.

          (o) A.M. Best Ratings. The Administrative Agent shall have received
              -----------------
evidence satisfactory to it that, upon consummation of the Transaction, Southwestern shall be rated B+ or higher by A.M. Best & Co.

          (p) Endorsements.  The Administrative Agent shall have received
              ------------
insurance endorsements in form satisfactory to the Administrative Agent naming the Administrative Agent for the benefit of the Lenders as loss payee with respect to any casualty insurance coverage and naming the Administrative Agent and each Lender as an additional insured with respect to any liability insurance coverage maintained by the Company and its Subsidiaries, as required by Section 8 of the Pledge and Security Agreement.

          (q) No Litigation.  Except as disclosed on Schedule 5.6 hereto, there
              -------------
shall exist no action, suit, investigation, litigation or proceeding that purports to affect the legality, validity or enforceability of this Agreement, any of the Related Documents, the Transaction Documents, the Transaction, or any document to be executed in connection therewith and the Lenders shall be satisfied as to any other material litigation to which the Company or its Subsidiaries may be subject and which would reasonably be expected to result in a Material Adverse Change.

          (r) Approvals.  All material governmental and material third party
              ---------
consents, licenses, permits and approvals necessary in connection with this Agreement, the Related Documents and the Transaction shall have been obtained (without the imposition of any conditions that are materially adverse to the Administrative Agent or the Lenders other than those that are reasonably acceptable to the Lenders) and shall remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent Governmen-tal Authority and no law or regulation shall be applicable which, in the reasonable judgment of the Administrative Agent and the Lenders, restrains, prevents, or imposes material adverse conditions upon this Agreement, the Related Documents or the Transaction.

          (s) No Material Adverse Change.  Except as set forth on Schedule
              --------------------------
5.1(d), since December 31, 1999, there shall not have occurred any Material Adverse Change.

          (t) Compliance with Laws.  The Lenders shall be reasonably satisfied
              --------------------
that the Company is in material compliance with all applicable and material foreign, U.S., federal, state and local laws and regulations, including all applicable state insurance laws and regulations.

          (u) Department of Insurance Approvals.  The Lenders shall have
              ---------------------------------
received (A) copies of the Texas Department of Insurance's approval of (i) the change of control of the Company's Insurance Subsidiaries contemplated by Recapitalization, (ii) the payment of the Extraordinary Distribution and (iii) the issuance of and scheduled payments under the Surplus Notes, and (B) certificate of a senior officer of the Company, dated the Closing Date and addressed to the Administrative Agent confirming that the Company and its Subsidiaries have received all required material authorizations and consents from all Applicable Insurance Regulatory Authorities in connection with (x) the execution, delivery and performance in accordance with their respective terms by the Company of the Agreement and the Related Documents and (y) the consummation of the transactions contemplated by the Transaction Documents.

          (v) Termination of Existing Credit Facilities.  The Administrative
              -----------------------------------------
Agent shall have received evidence reasonably satisfactory to it of the termination of the commitments under the Existing Credit Facilities and the payment in full of all outstanding obligations, including principal, interest and fees, outstanding under the Existing Credit Facilities.

          (w) Other.  The Administrative Agent and the Lenders shall have
              -----
received such other documents, certificates and financial or other information as the Administrative Agent or the Lenders may reasonably request relating to matters that were not previously disclosed to the Administrative Agent or the Lenders and would be materially adverse to the Administrative Agent or the Lenders , and all corporate and other proceedings and all other legal matters, including, without limitation, all compliance with applicable foreign, federal, state and local laws and regulations, including all applicable state insurance laws, whether in connection with the Transaction or otherwise, shall be reasonably satisfactory in all respects to the Administrative Agent and the Lenders.

          6.2  Conditions to Each Borrowing.  The obligation of each Lender to
               ----------------------------
make each Loan (including the Term Loans and initial Revolving Loan) is subject to the satisfaction of the following conditions precedent as of the date such Loan is made:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties made by any Credit Party in this Agreement and any Related Document shall be true and complete in all respects material to the Company, any of its Subsidiaries or the Lenders on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate to a particular date.

          (b) No Default.  No Default shall have occurred and be continuing on
              ----------
such date or would occur as a result of the Loans requested to be made on such date.

Each Borrowing hereunder shall constitute a representation and warranty by the Company as of the date of such Borrowing that the conditions contained in paragraphs (a) and (b) of this Section 6.2 shall have been satisfied.

          SECTION 7. AFFIRMATIVE COVENANTS

          The Company hereby agrees that so long as any Note remains outstanding and unpaid or any other amount is owing (other than contingent indemnity obligations) to any Lender or the Administrative Agent hereunder, the Company shall and (except in the case of delivery of financial information, reports, notices and certificates) shall cause each of its Subsidiaries to:

          7.1  Financial Statements.  Furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company, its Subsidiaries, ROP Financial Group, Inc. and ROP, Inc., as at the end of such year and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows for such year, setting forth, in the case of all such consolidated statements, in comparative form the figures for the corresponding fiscal year, all in reasonable detail reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing reasonably acceptable to the Majority Lenders, and a copy of the unaudited consolidating balance sheet of the Company, its Subsidiaries, ROP Financial Group, Inc. and ROP, Inc., as at the end of such year and the related unaudited consolidating statements of operations and cash flows for such year and the unconsolidated changes in Shareholders' equity, setting forth in each case in comparative form the figures for the corresponding fiscal year, all in reasonable detail, certified by the chief financial officer, treasurer or controller of the Company;

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the unaudited consolidated and consolidating balance sheets of the Company, its Subsidiaries, ROP Financial Group, Inc. and ROP, Inc., as at the end of each such fiscal quarter and the related unaudited consolidated and consolidating statements of operations, changes in shareholders' equity and cash flows of the Company, its Subsidiaries, ROP Financial Group, Inc. and ROP, Inc., for such quarter and the portion of the fiscal year through such date, all in reasonable detail and setting forth, in the case of all such consolidated statements, in comparative form the figures for the corresponding period of the previous year, certified by the chief financial officer, treasurer or controller of the Company;

          (c) promptly after filing with any Applicable Insurance Regulatory Authority and in any event not later than five days after such filing, the annual Statutory Statement of each Insurance Subsidiary for such year, together with (or if then unavailable, as soon as available and in any event not later than 15 days after such audit is required to be filed with such Applicable Insurance Regulatory Authority) a report by a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Majority Lenders certifying, without qualification, such annual Statutory Statements;

          (d) 15 days after the delivery of the audited, annual Statutory Statements described in (c) above, a copy of the supplemental reports to such Annual Statements regarding the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" which is provided to the Applicable Insurance Regulatory Authority (or equivalent information if the

Applicable Insurance Regulatory Authority no longer requires such supplemental reports) as to the adequacy of loss reserves of such Insurance Subsidiary; such supplemental reports shall be in the form prescribed by the Applicable Regulatory Authority of such Insurance Subsidiary;

          (e) as soon as available, and in any event not later than 60 days after the end of each fiscal year of each Insurance Subsidiary, the unaudited annual Statutory Statement of such Insurance Subsidiary, certified by the chief financial officer, treasurer or controller of the Company;

          (f) promptly after filing with any Applicable Insurance Regulatory Authority and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Insurance Subsidiary the quarterly Statutory Statement of such Insurance Subsidiary for such quarterly fiscal period, certified by the chief financial officer, treasurer or controller of such Insurance Subsidiary;

          (g) to the extent not provided in the financial statements provided in 7.1(a) and (b) above, within 60 days after the end of each fiscal quarter, a list of Investments of each Insurance Subsidiary including a valuation thereof from sources reasonable acceptable to the Administrative Agent;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments and absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP or SAP, as the case may be.

          7.2  Certificates; Other Information.  Furnish to each Lender:
               -------------------------------

          (a) promptly upon the Company's receipt therefor (but in no event later than 45 days after the delivery of the financial statements referred to in
Section 7.1(a) above), a copy of the management letter delivered to the Company by its certified public accountants in connection with such financial statements;

          (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b) above, a certificate of the chief financial officer, treasurer or controller of the Company (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent and each Lender demonstrating (A) compliance with the covenants set forth in Sections 8.8 through 8.12, inclusive, as at the end of the period covered by such financial statements and (B) solely with respect to statements delivered pursuant to Section 7.1(a), the calculation of Excess Cash Flow for the period covered by such financial statements; (ii) setting forth a statement of any material variance (and the reasons therefor) between the Company's actual and projected results for the period covered by the financial statements being delivered with such certificate; and (iii) certifying that such officer has obtained no knowledge of any Default except as specified in such certificate;

          (c) promptly after they become available, copies of any regular and periodic financial information, and any other information and reports, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any state securities regulatory authority;

          (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) promptly following the release by the Company or any of its Subsidiaries to the press of any material statement or other written communication, a copy thereof;

          (f) promptly upon receipt thereof by the Company or any Subsidiary, a copy of any material documents, certificates, notices or other written material communications delivered pursuant to or in connection with the Transaction Documents;

          (g) promptly after any Insurance Subsidiary receives the results of any examination by the NAIC of the financial condition and operations of such Insurance Subsidiary, a copy thereof;

          (h) promptly following the delivery or receipt by the Company or any of its Subsidiaries of any reports of reviews or examinations (including, without limitation, triennial examinations and risk adjusted capital reports) or any material correspondence, notice or report to or from any Applicable Insurance Regulatory Authority, a copy thereof;

          (i) as soon as available and in any event within 30 days of the execution and delivery of any Reinsurance Agreement (where the party reinsured is the Company or any of its Subsidiaries) or Retrocession Agreement entered into by any one or more Insurance Subsidiaries, (i) a written notice specifying each Person party to such agreements, (ii) for each such Person, its most recently published rating, if any, (iii) the subject matter of each such agreement and (iv) if requested by the Administrative Agent or any Lender, attaching thereto, a true and complete copy of such agreement;

          (j) promptly after receipt of any notice of termination, cancellation (which cancellation notice is not accompanied by a corresponding request for renewal), commutation or recapture of any Reinsurance Agreement (where the party reinsured is the Company or any of its Subsidiaries) or Retrocession Agreement, a copy thereof;

          (k) within 45 days after the beginning of each fiscal year of the Company commencing after the Closing Date, a copy of the operating budget of the Company, together with projections of anticipated cash flow (prepared on a quarterly basis), for such fiscal year, prepared on a consolidating basis and accompanied by a certificate of the chief financial officer, treasurer or controller of the Company stating the assumptions on which the budget and such projections were prepared, and within five Business Days after any material amendment thereto which is delivered to the Board of Directors of the Company a copy of any amendments to such operating budget;

          (l) promptly, and in any event within forty five (45) days after the execution and delivery of any agreement, or consummation of any transaction, with any Affiliate or equityholder of the Company, a description of such transaction, and if requested by the Administrative Agent or any Lender, a copy of such agreement, as the case may be;

          (m) promptly upon receipt thereof, a copy of any mandatory redemption, repurchase or put notice from any holder of Preferred Stock or from any other equityholder of the Company with respect to any capital stock of the Company;

          (n) promptly upon the occurrence thereof, notice of any change in the rating of any Insurance Subsidiary by A.M. Best & Co.;

          (o) within three Business Days of the Company's receipt of a written request therefor, a report of the risk-based capital of the Insurance Subsidiaries as at the last day of the most recently completed fiscal quarter for which Statutory Statements have been filed, substantially in the form of the then most recent NAIC Life Risk-Based Capital Report;

          (p) promptly upon receipt thereof, or delivery thereof by the Company or any Subsidiary, as applicable, a copy of any material written communication delivered to or received from any Applicable Insurance Regulatory Authority (other than routine rate filings); and

          (q) promptly, such additional financial and other information concerning the Company or its Subsidiaries as the Majority Lenders may from time to time reasonably request.

          7.3  Compliance with Laws.  Comply with all laws, rules, regulations
               --------------------
and orders of, and all restrictions imposed by, any Governmental Authority, including, without limitation, any Applicable Insurance Regulatory Authority, applicable to it, the non-compliance with which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

          7.4  Maintenance of Existence.  Except as expressly permitted by
               ------------------------
Section 8.2, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses, contracts, copyrights, patents, trademarks, trade names and franchises necessary or desirable in the normal conduct of its business except where such failure to maintain such rights, privileges, licenses, contracts, copyrights, patents, trade marks, tradenames and franchises could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

          7.5  Maintenance of Property; Insurance.
               ----------------------------------

               (a) Keep all material property necessary in its business in good working order and condition (except wear and tear in the ordinary course and damage by casualty), including making any necessary repairs; maintain at all times with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including, in any event, public liability insurance if available) as are usually insured against by companies engaged in the same or a similar business; ensure that all insurance policies required under this Section 7.5 name the Collateral Agent and the Lenders, as their interests may appear as loss payees and as additional insureds, as appropriate; and furnish to the Administrative Agent on behalf of the Lenders, upon written request, information in reasonable detail as to the insurance carried.

               (b) As soon as possible, but in no event later than June 27, 2000, director and officer liability insurance shall be in place at a level in keeping with the director and officer liability insurance in place prior to the Closing Date.

          7.6  Inspection of Property; Books and Records; Discussions. (a) Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and SAP, as applicable, consistently applied shall be made of all material dealings and transactions in relation to its business and activities; and (b) permit representatives or agents of the Administrative Agent (or during the continuance of a Default hereunder, any Lender) to visit and inspect any of its properties or assets and examine and make abstracts from any of its books and records upon reasonable prior notice during normal business hours and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries so long as the Company is provided the opportunity to participate and with its independent certified public accountants and its independent actuaries.

          7.7  Notice of Certain Events.  Furnish to the Administrative Agent
               ------------------------
and each Lender:

          (a) promptly, and in any event within five Business Days after obtaining knowledge thereof, notice of the occurrence of any Default;

          (b) (i) promptly, and in any event within five Business Days after obtaining knowledge thereof, notice of any (A) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Person, which in either case, has a reasonable likelihood of an adverse determination and, if adversely determined, could reasonably be expected to result in a Material Adverse Change, or (B) any judgment or decree entered against the Company or any of its Subsidiaries in which injunctive or similar relief is granted.

          (c) as soon as practicable after (but in no event more than five Business Days after) the Company knows that any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Single Employer Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Single Employer Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Single Employer Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Single Employer Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Single Employer Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any material payment or contribution to any Single Employer Plan or Multiemployer Plan or makes any amendment to any Single Employer Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of the Company setting forth details as to such occurrence; and

          (d) prompt notice of a Material Adverse Change.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of an appropriate officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or, if applicable, the member of the ERISA Group or the Subsidiary proposes to take with respect thereto.

          7.8  Payment of Taxes and Claims.  Timely pay and discharge (x) all
               ---------------------------
material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (y) all material lawful claims for labor, materials and supplies which, in the case of clause (x) and (y) if unpaid, will by law become a Lien upon any of its properties (other than a Lien permitted hereunder); provided that the payment of
                                                    --------
any such tax,
assessment, charge, levy or claim shall not be required so long as (i) such payment for any tax, assessment, charge or levy is not overdue by more than 30 days and no lien in respect thereof shall have priority over the liens granted to secure the Obligations or such payment for any other claim is not overdue by more than 90 days or (ii) the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings (or, in the case of any such tax, assessment, charge or levy, so long as payment may be made without penalty) and adequate reserves are established with respect thereto in accordance with GAAP.

          7.9  Tax Consolidation.  No Person shall be included in any
               -----------------
consolidated income tax return filed by or on behalf of the Company, other than the Company, its Subsidiaries, ROP Financial Group, Inc. and ROP, Inc.

          7.10 Tax-Sharing Agreement.  Maintain a Tax-Sharing Agreement for each
               ---------------------
Insurance Subsidiary with respect to all taxable years commencing on or after 2000.

          7.11 Use of Proceeds.  Use the proceeds of the Loans as set forth in
               ---------------
Sections 2.12 and 3.11 and for no other purpose. No part of the proceeds of any Loans hereunder will be used directly or indirectly for "purchasing" or "carrying" any "margin stock" within the respec tive meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of such Board of Governors.

          7.12 Interest Rate Protection Agreement.  Within 180 days after the
               ----------------------------------
Closing Date, enter into and maintain at all times Interest Rate Protection Agreements in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders.

          7.13 Surplus Note Payment.  Within ten Business Days after the
               --------------------
delivery of the third quarter Statutory Statements to the Texas Department of Insurance, request the approval of the Texas Department of Insurance for the payment of the Surplus Note Payment.

          7.14 Merger of Southwestern and SLT.  SLT shall be merged with and
               ------------------------------
into Southwestern with Southwestern surviving such merger no later than September 30, 2000.

          7.15 Maintenance of Rating.  Southwestern shall maintain a B+ or
               ---------------------
higher rating by A.M. Best & Co.


          SECTION 8.  NEGATIVE COVENANTS

          The Company hereby agrees that so long as any Note or Commitment remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

          8.1  Negative Pledge.  The Company will not, and will not permit any
               ---------------
of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens existing on the date of this Agreement and described on
Schedule 8.1 hereto;

          (b) Liens for taxes not yet overdue by more than 30 days or Liens for taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or SAP; provided, however, Liens for taxes which are being contested in good faith shall
--------  -------
not exceed $1,000,000 in the aggregate in the case of any one or more Insurance Subsidiaries or $100,000 in the aggregate in the case of the Company and its Subsidiaries, other than Insurance Subsidiaries, and each Credit Party contesting such taxes shall have cash on hand equal to the amount of tax allegedly owed;

          (c) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar liens which secure amounts which are not yet overdue by more than 90 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (d) Liens created by the Security Documents;

          (e) Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, Retrocession Agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (f) Liens given to secure the obligations of an Insurance Subsidiary under Reinsurance Agreements, Retrocession Agreements and other similar obligations, incurred by such Insurance Subsidiary in the ordinary course of business;

          (g) Zoning restrictions, licenses, easements, rights-of-way, restrictions, minor defects or irregularities on title to real property that do not, individually or in the aggregate, materially adversely affect the use or value thereof;

          (h) Liens on pledges or deposits of cash or securities made by any Insurance Subsidiary as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

          (i) Purchase money Liens in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed), provided that (i) such Lien secures Indebtedness permitted by Section 8.3(f),
--------
(ii) such Lien is incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such Lien does not apply to any other property or assets of the Company or any of its Subsidiaries;

          (j) Liens not otherwise permitted by this Section 8.1 securing obligations in an aggregate principal amount not in excess of $2,000,000 at any time outstanding.

          (k) Liens created pursuant to Capitalized Leases permitted pursuant to
Section 8.3(f),  provided that such Liens are only in respect of the property or
                 --------
assets subject to, and secure only, such Capitalized Leases;

          (l) Liens imposed by Applicable Law for any judgment that is subject to appeal and is being appealed in good faith and by appropriate proceedings so long as the entering of such judgment does not constitute an Event of Default;

          (m) Liens securing Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness that is secured by Liens otherwise permitted under this Section 8.1 (the "Refinancing Indebtedness"); provided that the principal amount of, and any
      ------------------------    --------
premium payable in respect of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded;

          (n) any interest or title of a lessor under any operating or true lease entered into by the Company as lessee or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

          (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (p) licenses, leases or subleases granted to others not interfering, individually or in the aggregate, in any material respect with the business of the Company or any of its Subsidiaries;

          (q) Liens created pursuant to any Surplus Relief Reinsurance Transaction; and

          (r) Liens created pursuant to any Commission Financing in an aggregate amount not in excess of $10,000,000.

Notwithstanding any of the foregoing exceptions, the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the capital stock of any of its Subsidiaries or any Indebtedness owed to it by the Company or any of its Subsidiaries, other than the Lien created by the Pledge and Security Agreement or permitted tax or judgment liens.

          8.2  Consolidation, Merger, Purchase or Sale of Assets.  Except as
               -------------------------------------------------
contemplated by the Transaction and the Corporate Reorganization, the Company will not, and will not suffer or permit any Subsidiary to, wind up, liquidate or dissolve itself, or merge or consolidate with, or sell or otherwise voluntarily dispose of any of its property or assets, make Capital Expenditures, or purchase, lease or otherwise acquire all or any part of the property or assets of, any Person or agree to do any of the foregoing at any future time, except the following:

          (a) The sale, lease or licensing of property or assets in the ordinary course of business;

          (b) The sale, lease or licensing of assets or property no longer used or useful, or which is obsolete or negligible in the conduct of business, including the sale or discount of accounts receivable;

          (c) The purchase, leasing or other acquisition of property or assets in, and for use in, the ordinary course of business;

          (d) Capital Expenditures for the Company and its Subsidiaries Combined in an amount not in excess of $1,000,000 in any fiscal year of the Company;

          (e) Any Insurance Subsidiary may enter into any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of its existing Insurance Business (or any reasonable extension thereof) in accordance with its normal underwriting, indemnity and retention policies, provided that
                                                                --------
(i) no Insurance Subsidiary shall enter into any loss portfolio transfer (within the meaning prescribed by SAP), through assumption, reinsurance, cancellation and rewriting of insurance business or otherwise, if after giving effect thereto, the aggregate segregated surplus or enhancement to surplus of all Insurance Subsidiaries under SAP resulting from all such transfers entered into by all Insurance Subsidiaries after the date hereof would exceed $1,000,000 and
(ii) no Insurance Subsidiary shall enter into any Surplus Relief Reinsurance Transaction if the net enhancement to Adjusted Statutory Surplus as a result of such Surplus Relief Reinsurance Transaction, when taken together with the aggregate enhancement to Adjusted Statutory Surplus resulting from all prior such Surplus Relief Reinsur ance Transaction entered into after the date hereof, would exceed the greater of $1,000,000 or the amount of Allowable Surplus Relief, and provided further that all Insurance Contracts, Reinsur ance
            ----------------
Agreements and Retrocession Agreements entered into, renewed or extended after the date hereof shall be with reinsurers (A) having (1) a rating from A.M. Best & Co. of at least "A-", or (2) an equivalent rating from such other rating agency reasonably satisfactory to the Majority Lenders, (B) which are (1) a Lloyds reinsurance syndicate or (2) an agent of an Insurance Subsidiary (provided that the aggregate amount of all reinsurance arrangements between an
---------
Insurance Subsidiary and any agent thereof shall not exceed 5% of the Adjusted Statutory Surplus of such Insurance Subsidiary), or (C) which have fully secured their obligations under such Insurance Contracts, Reinsurance Agreements or Retrocession Agreements with letters of credit, deposits or other collateral such that the Insurance Subsidiary shall obtain credit from the Applicable Insurance Regulatory Authority for such ceded reinsurance;

          (f) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any wholly-owned Subsidiary of the Company (other than an Insurance Subsidiary) may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any wholly-owned Subsidiary of the Company may merge into or consolidate with or transfer its assets to any other wholly-owned Subsidiary of the Company in a transaction in which the surviving entity is a wholly-owned Subsidiary of the Company and no person other than the Company or any of its wholly-owned Subsidiaries receives any consideration; provided that no Subsidiary that is an
                                         --------
Insurance Subsidiary shall be merged or consolidated with or into any Subsidiary that is not an Insurance Subsidiary; (iii) no Subsidiary shall be transferred to or merged or consolidated with or into any other Subsidiary if such transfer, merger or consolidation would materially adversely affect the ability of the Company to obtain cash, whether through dividend payments, payments on the Surplus Notes or otherwise, from its Subsidiaries; and (iv) the Company or any of its Subsidiaries may liquidate or dissolve any wholly- owned Subsidiary (other than any Significant Subsidiary); and

          (g) Pursuant to a Commission Financing.

          8.3  Indebtedness.  The Company will not, and will not suffer or
               ------------
permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) The Obligations hereunder and under the Related Documents;

          (b) Indebtedness evidenced by the Surplus Notes;

          (c) Indebtedness owing by (i) the Company to any Subsidiary (so long as such Indebtedness is unsecured and subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent), (ii) any Subsidiary to the Company and (iii) any Subsidiary to any other Subsidiary;

          (d) Indebtedness of any Insurance Subsidiary in respect of letters of credit issued under letter of credit facilities and (i) securing obligations under Reinsurance Agreements or Retrocession Agreements entered into in the ordinary course of business of such Subsidiary or (ii) issued in lieu of deposits to satisfy any requirements imposed by any Applicable Insurance Regulatory Authority, in any case to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than 10 days following receipt by such Subsidiary of notice of payment on such letter of credit; and

          (e) Indebtedness of the Company under Interest Rate Protection Agreements entered into in respect of the Obligations or in the ordinary course of business;

          (f) Indebtedness consisting of purchase money indebtedness or Capitalized Leases incurred in the ordinary course of business after the Closing Date; provided, however, that the aggregate principal amount of such
      --------  -------
Indebtedness, including the capitalized portion of any Capitalized Leases, incurred shall not exceed $500,000 at any time outstanding;

          (g) Indebtedness in existence on the date hereof described in Schedule
8.3 hereto;

          (h) Indebtedness incurred by the Company or its Subsidiaries and not otherwise permitted by the foregoing clauses of this Section 8.3 in an aggregate principal amount not to exceed at any time outstanding $1,000,000;

          (i) Indebtedness incurred by the Insurance Subsidiaries for Commission Financings in an aggregate amount not in excess of $10,000,000;

          (j) Indebtedness in respect of Liens permitted pursuant to Section 8.1(e) and (m);

          (k) (i) indemnities and guarantees (including guarantees of Indebtedness if such Indebtedness is otherwise permitted hereunder) made in the ordinary course of business in connection with transactions otherwise permitted hereunder by the Company or any of its Subsidiaries; provided that such
                                                     --------
indemnities or guarantees could not result in a Material Adverse Change and that the party providing the indemnity or guaranty would otherwise be permitted by the terms of this Agreement to enter into the underlying transaction as primary obligor; (ii) guarantees by the Company or any of its Subsidiaries of real property leases and personal property leases, in each case entered into in the ordinary course of business by the Company or any of its Subsidiaries and (iii) indemnities in favor of the Persons issuing title insurance policies insuring the title to any property; and

          (l) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business.

          8.4  Investments.  The Company will not, and will not suffer or permit
               -----------
any of its Subsidiaries to, at any time make or suffer to remain outstanding any Investment in any other Person, or agree to do any of the foregoing, except:

          (a) Receivables owing to the Company and its Subsidiaries by any Person other than the Company or its Subsidiaries arising in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; and receivables owing to the Company and its Subsidiaries by the Company and its Subsidiaries arising in the ordinary course of business, and payable or dischargeable in accordance with customary trade terms provided that the
                                                       --------
aggregate amount thereof shall not exceed $100,000 excluding (x) amounts owed under any Tax-Sharing Agreement or any Management Agreement, (y) receivables of any Subsidiary relating to dividend payments and (z) receivables relating to reinsurance arrangements permitted hereunder;

          (b) Investments constituting intercompany Indebtedness permitted by
Section 8.3 (other than Surplus Notes executed after the Closing Date without the consent of the Requisite Lenders);

          (c) Investments by the Company or any Subsidiary in Cash Equivalents;

          (d) Investments by any Subsidiary in NAIC Investment Grade Securities without regard to Investments that were permitted hereunder at the time that such Investments were made but were subsequently downgraded;

          (e) Investments by any Insurance Subsidiary in NAIC Non-Investment Grade Securities, provided that the aggregate amount of such Investments does
                  --------
not exceed 7.5% of its Total Invested Assets without regard to Investments that were permitted under this Section 8.4(e) at the time that such Investments were made but were subsequently downgraded;

          (f) Investments by any Insurance Subsidiary in items which are shown on its Statutory Statement at p. 2, lines 2.1, 2.2, 3, 4.1, 4.2, and 8, provided
                                                                        --------
that (x) Investments shown on lines 2.1, 2.2 and 8 shall be valued at cost and
(y) the aggregate amount of such Investments does not exceed 50% of its Adjusted Statutory Surplus;

          (g) Investments listed on Schedule 8.4;

          (h) Loans and advances to employees of the Company in an amount not to exceed at any time outstanding $250,000 in the aggregate (inclusive of the amount of loans to employees set forth on Schedule 8.4);

          (i) the Company and its Subsidiaries may make Investments not otherwise permitted under this Section 8.4 in an aggregate amount not to exceed $10,000,000;

          (j) Investments in connection with any Commission Financing in an aggregate amount not in excess of $10,000,000;

          (k) guarantees permitted under Section 8.3(k);

          (l) Investments by the Company and its Subsidiaries in any Credit Party, including any new Subsidiary which becomes a Credit Party in accordance with the terms of Section 8.15;

          (m) Capital Expenditures permitted under Section 8.2(d) and Investments permitted under Section 8.2 or Section 8.6; and

          (n) Investments in Interest Rate Protection Agreements in the ordinary course of business of the Company or any of its Subsidiaries and not for purposes of speculation;

          (o) any non-cash consideration received in connection with any sale, transfer or other disposition by the Company or any of its Subsidiaries of any of their respective property or assets, so long as such sale, transfer or disposition is expressly permitted hereunder and such consideration is in an aggregate amount not to exceed $500,000 at any time outstanding;

          (p) Investments received by the Company or any of its Subsidiaries, in its capacity as a creditor in the ordinary course of business, pursuant to any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation or conservatorship under the laws of any jurisdiction; and

          (q) Loans to policyholders of the Insurance Subsidiaries in an amount not to exceed at any time the value of the policies held by the policyholders to whom such loans are made, so long as such loans are made in the ordinary course of business and are made in accordance with the past practices of the Company and its Insurance Subsidiaries in connection with such loans.

          8.5  Prepayments of Indebtedness; Negative Pledges.  The Company will
               ---------------------------------------------
not, and will not suffer or permit any of its Subsidiaries to:

          (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of any Indebtedness subordinated to the Loans other than any Surplus Notes and the Obligations of the Company hereunder; or

          (b) enter into any agreement prohibiting the creation or assumption of any Lien upon the properties, revenues, or assets, whether now owned or hereafter acquired, of the Company or any Subsidiary, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the Related Documents, (ii) prohibitions or restrictions in effect on the date hereof (including orders related to the Transaction) listed on Schedule 5.10, (iii) any applicable law, rule or regulation which applies generally to all insurance companies regulated thereunder, (iv)customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, (v) purchase money obligations, including Capitalized Leases, for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (vi) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted under this Agreement, provided, that such prohibitions or
                                         --------
restrictions apply only to the assets subject to such Liens, (vii) customary restrictions pursuant to any agreement with respect to any asset sale permitted hereunder solely with respect to the assets being sold, (viii) customary restrictions in licenses relating solely to the interests of the licensors so long as such licenses were entered into in the ordinary course of business and consistent with past practices, and (ix) customary restrictions on cash deposits imposed under contracts entered into in the ordinary course of business and consistent with past practices..

          8.6  Dividends, etc.  (a) The Company will not, and will not suffer or
               --------------
permit any of its Subsidiaries to, declare or pay any dividends on their respective capital stock (other than dividends payable solely in common stock or preferred stock of such Person), or return any capital to, its stockholders (or the holders of any warrants, options or other rights issued by the Company or any Subsidiary) or authorize or make any other distribution, payment or delivery of property or cash to its stockholders (or the holders of any warrants, options or other rights, issued by the Company or any Subsidiary), or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding, or any warrants, options or other rights in respect of any of such shares, or set aside any funds for any of the foregoing purposes, or suffer or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options, warrants or other rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:
           ---------

               (i) any Subsidiary of the Company may pay Dividends to its parent if such parent is the Company and/or a wholly-owned Subsidiary or an Agency Subsidiary of the Company. Notwithstanding anything to the contrary contained herein, the Company shall, to the extent permitted by Applicable Law, cause its Subsidiaries to pay Dividends in a timely manner to the Company necessary to enable the Company to pay the Obligations in accordance with this Agreement. In the event that such Dividends are not sufficient to enable the Company to pay the Obligations in accordance with this Agreement, the Company will use its commercially reasonable efforts to obtain the approvals of any Governmental Authority to permit its Insurance Subsidiaries to pay Dividends to the Company in an amount sufficient for the Company to repay such Obligations; and

               (ii) the Company may repurchase its Common Stock and/or options or warrants to purchase its Common Stock from directors, employees or former employees of the Company and its Subsidiaries, provided that, in the
                                                           --------
     case of any such repurchase, (a) no Default exists at the time thereof and
     (b) the aggregate amount expended by the Company pursuant to this clause
     (iii) shall not exceed $150,000 in any fiscal year.

          (b) The Company will not, and will not suffer or permit any of its Subsidiaries to, enter into any agreement or suffer to exist any contractual restriction which prohibits or otherwise restricts the ability of any Subsidiary to (i) pay Dividends or make other distributions to, or pay any Indebtedness owed to, the Company or any Subsidiary, (ii make loans or advances to the Company or any other Subsidiary, (ii transfer any of its properties or assets to the Company or any other Subsidiary or (iv guarantee the Obligations, other than prohibitions or restrictions existing under or by reason of (A) this Agreement and the Related Documents, (B) prohibitions or restrictions in effect on the date hereof (including orders related to the Transaction) listed on Schedule 5.10, (C) any applicable law, rule or regulation which applies generally to all insurance companies regulated thereunder, (D) customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, (E) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (F) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted under this Agreement, provided, that such prohibitions or restrictions apply only to
                --------
the assets subject to such Liens, (G) customary restrictions pursuant to any agreement with respect to any asset sale permitted hereunder solely with respect to the assets being sold, (H) customary restrictions in licenses relating solely to the interests of the licensors so long as such licenses were entered into in the ordinary course of business and consistent with past practices, and (I) customary restrictions on cash deposits imposed under contracts entered into in the ordinary course of business and consistent with past practices.

          8.7  Transaction with Affiliates.  Except to the extent set forth in
               ---------------------------
Schedule 8.7 hereto, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than among the Company and its Subsidiaries), except for such transactions which are in the ordinary course of the Company's or such Subsidiary's business (including, but not limited to, Management Agreements, Supplier Agreements and Tax-Sharing Agreements) and are upon fair and reasonable terms not materially less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate. There will be no management fees or similar fees paid to any Affiliate other than those listed on Schedule 8.7.

          8.8  Maximum Consolidated Leverage Ratio.  The Company will not suffer
               -----------------------------------
or permit at the end of any fiscal quarter set forth below the Consolidated Leverage Ratio during any period set forth below to exceed the ratio set forth opposite such period:

                 Period                       Ratio
                 ------                       -----
Closing Date through December 31, 2001        35%
January 1, 2002 and thereafter                30%

          8.9  Minimum Adjusted Statutory Surplus.  The Company will not suffer
               ----------------------------------
or permit the Adjusted Statutory Surplus of SLT and Southwestern combined to be less than $115,000,000 in the aggregate.

          8.10 Maximum Consolidated Statutory Leverage Ratio.  The Company will
               ---------------------------------------------
not suffer or permit the Consolidated Statutory Leverage Ratio at the end of any fiscal quarter ending during any period set forth below to exceed the ratio set forth opposite such period:

                  Period                      Ratio
                  ------                      -----
Closing Date through September 30, 2000       3.50:1.00
October 1, 2000 through March 31, 2001        3.00:1.00
April 1, 2001 through December 31, 2001       2.75:1.00
January 1, 2002 through December 31, 2002     2.25:1.00
January 1, 2003 and thereafter                2.00:1.00

          8.11 Minimum RBC Ratio.  The Insurance Subsidiary (other than SLT) to
               ------------------
have at the end of any fiscal quarter ending during any Company will not suffer or period set forth below a risk-based capital ratio (a "RBC Ratio") of less
                                                         ---------
than the RBC Ratio set permit any forth opposite such period:

                  Period                      Percentage
                  ------                      ----------
Closing Date through December 31, 2001        500%
January 1, 2002 and thereafter                550%

The RBC Ratio for each Insurance Subsidiary shall be derived from the calculation found in the annual statutory financial statements of such Insurance Subsidiary (in particular, the exhibit thereto entitled "Five Year Historical Data" (the "Five Year Statement")) and shall be determined according to the following formula:

               Total Adjusted Surplus to Policyholders
               (Line 27 from the Five Year Statement)
               -----------------------------------------
               Authorized Control Level Risk-Based Capital
               (Line 28 from the Five Year Statement)

provided that with respect to calculations of the RBC Ratio for any period other
--------
than a fiscal year, such determination shall be made using the same components and methodology as are used in making such determination for an annual period.

          8.12  Minimum Available Cash Flow to Fixed Charges Ratio.  The Company
                --------------------------------------------------
will not suffer or permit the ratio of (a) Available Cash Flow to (b) Fixed Charges, in each case for the Test Period ending as of the end of any fiscal quarter, commencing with the Test Period ending December 31, 2000, to be less than:

                Test Period                    Ratio
                -----------                  ---------
Closing Date through December 31, 2000       1.05:1.00
January 1, 2001 through December 31, 2001    1.10:1.00
January 1, 2002 through December 31, 2002    1.15:1.00
January 1, 2003 and thereafter               1.30:1.00

          8.13  Amendment of Certain Documents.  The Company shall not, and
                ------------------------------
shall not suffer or permit any of its Subsidiaries to, (i) amend its Articles or Certificate of Incorporation or by-laws in any manner which could adversely affect the Lenders in any material respect in their capacity as Lenders or the ability of the Company to perform its obligations hereunder, (ii) terminate or amend or modify, or consent to or permit the amendment or modification of, the Tax-Sharing Agreement or any Management Agreement to materially reduce amounts payable thereunder to the Company by its Subsidiaries or in any other manner which could adversely affect the Lenders or the ability of the Company to perform its obligations hereunder, (iii) amend, modify, supplement or waive (or permit the amendment, modification, supplement or waiver of) any of the terms and provisions of any of the Transaction Documents or any agree ment or document relating to the Transaction Documents or of any other capital stock of the Company or any Subsidiary in any manner which could materially adversely affect the Lenders in their capacity as Lenders or the ability of the Company to perform its obligations hereunder, (iv) enter into any agreement which restricts or limits the ability of any Credit Party to amend, modify or supplement this Agreement or any of the Related Documents, or (v) enter into any intercompany agreements which could adversely affect the cash flow to the Company.

          8.14  Issuance of Stock.  The Company will not permit any of its
                -----------------
Subsidiaries directly or indirectly to issue or sell any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except the transfer or issuance (a) to the Company or another Subsidiary of the Company, (b) to qualified directors if required by applicable law, (c) pursuant to the Security Documents, and (d) if such Subsidiary is an Agency Subsidiary, to one or more officers of such Agency Subsidiary, such incentive shares as is consistent with the prior practice of the Company's Agency Subsidiaries.

          8.15  Creation of Subsidiaries.  The Company shall not create or
                ------------------------
(except as set forth in Section 8.4(i) hereof) acquire any Subsidiary, unless 100% of the outstanding capital stock of any such domestic Subsidiary and 65% of the outstanding capital stock of any such first-tier foreign Subsidiary which is directly owned by the Company or any other Non-Insurance Subsidiary is pledged to the Collateral Agent pursuant to the Pledge and Security Agreement or another pledge and security agreement in form and substance satisfactory to the Administrative Agent and such other collateral documents and instruments as the Administrative Agent shall reasonably require in order to perfect the Lien of the Collateral Agent thereon shall have been executed and delivered to the Collateral Agent and provided further that such creation of a Subsidiary shall
                     ----------------
not violate any other provision of this Agreement. In addition, any domestic Non-Insurance Subsidiary (other than any Subsidiary which is a broker-dealer) shall enter into the Guaranty.

          8.16  Conduct of Business; Inactive Subsidiaries.  The Company shall
                ------------------------------------------
not, and shall not permit any of its Subsidiaries to engage in any business than the business currently engaged in by the Company and its Subsidiaries and any other business reasonably related thereto, and in the case of the Insurance Subsidiaries, only those lines of insurance businesses for which the Insurance Subsidiaries are licensed by Applicable Insurance Regulatory Authority on the date hereof. The Company shall not enter into any Insurance Contracts, Reinsurance or Retrocession Agreements other than those listed on Schedule 8.16.

          SECTION 9. EVENTS OF DEFAULT

          9.1  Events of Default.  Each of the following events shall constitute
               -----------------
an Event of Default:

          (a) The Company shall fail to pay (i) any principal of or interest on any Note or the Loans when due (in the case of principal) or within three Business Days after the date on which such amount is due (in the case of interest) (whether at stated maturity or by prepayment or otherwise) in accordance with the terms thereof or hereof, or (ii) any other amount payable hereunder within five Business Days after the date on which any such other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Credit Party herein or in any Related Document or in any certificate, document or financial statement furnished at any time hereunder or thereunder, shall prove to have been incorrect in any respect material to the Company, any of its Subsidiaries or the Lenders on or as of the date made or deemed made or shall be breached; or

          (c) The Company shall default in the observance or performance of any covenant contained in Sections 7.1(a), 7.1(b), 7.4 (with respect to maintenance of existence), 7.5(b), 7.7(a), 7.10, 7.11, 7.12, 7.14 or Section 8; or

          (d) Any Credit Party shall default in the observance or performance of any other agreement or covenant contained in this Agreement or in any Related Document, and such default shall continue unremedied for a period of 30 days after notice thereof to the Company or such other party by the Administrative Agent or any Lender; or

          (e) Pacific Life shall fail to be a life insurance company under the Code; or

          (f) The Company or any Significant Subsidiary shall, with respect to any Indebtedness having an outstanding aggregate principal amount in excess of $2,000,000, (i) default in any payment of principal of or premium or interest on such Indebtedness (other than the Notes), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was incurred, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (g) The Company or any of its Significant Subsidiaries shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is com menced against the Company or any of its Significant Subsidiaries and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Significant Subsidiaries; or the Company or any of its Significant Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Significant Subsidiaries; or any such proceeding is commenced against the Company or any of its Significant Subsidiaries to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; or the Company or any of its Significant Subsidiar ies is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Significant Subsidiary suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any of its Significant Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Significant Subsidiaries for the purpose of effecting any of the foregoing; or

          (h) (i) Any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (ii) a notice is provided or application is made with respect to a "distress termination" of a Single Employer Plan under Section 4041 of ERISA,
(iii) the PBGC has initiated proceedings to terminate a Single Employer Plan or cause a trustee to be appointed to administer a Single Employer Plan, (iv) any lien is imposed on the assets of the Company or any member of the ERISA Group relating to any termination of a Single Employer Plan or failure to make a contribution to a Single Employer Plan, (v) the Company or any of its Subsidiaries or any member of the ERISA Group shall incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) any Reportable Event or termination, or other similar event or condition shall occur or exist with respect to a Single Employer Plan or (vii) the Company or any Subsidiary shall engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Single Employer Plan which results in a material liability of the Company or such Subsidiary for an excise tax or civil penalty in connection therewith; and in each case, such event or condition, together with all other such events or conditions, if any, would entail a reasonable likelihood of subjecting the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole; or

          (i) One or more judgments or decrees shall be entered against the Company or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or to the extent not covered by insurance or reinsurance) of, with respect to judgments arising in the ordinary course of business of the Company and its Significant Subsidiaries, $2,000,000 or more, or, with respect to all judgments, $3,500,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded (if required in order to effect an appeal) pending appeal within 30 days from the entry thereof; or

          (j) Any of the Related Documents shall cease for any reason to be in full force and effect in accordance with its terms (unless released or terminated in accordance with its terms) or the Company or any other party thereto (other than the Administrative Agent, the Collateral Agent or any Lender), as the case may be, shall so assert in writing or any of the Security Documents shall cease to be effective to grant the Liens purported to be granted thereby in favor of the Collateral Agent superior to and prior to the rights of any other Person except as otherwise permitted herein; or

          (k) A Change of Control shall occur.

          9.2  Remedies.  If any Event of Default shall occur and be continuing,
               --------
then, and in any such event, (a) if such event is an Event of Default specified in Section 9.1(g), automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement, the Related Documents shall immediately become due and payable, and
(b) if such event is any other Event of Default, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice of default to the Company, terminate the Commitments and declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Related Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Collateral Agent, the Administrative Agent and the Lenders shall be entitled to exercise all rights and remedies under this Agreement, the Related Docu ments, at law and in equity available in connection with the occurrence of an Event of Default. Except as expressly provided above in this Section 9.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          9.3  Set-Off.  In addition to any rights and remedies of the Lenders
               -------
provided by law, each Lender shall have the right, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived by the Company to the extent permitted by applicable law, upon the occurrence of any Event of Default, to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to such Lender, any amount owing from such Lender at any of its branches or offices to the Company at, or at any time after, the occurrence of such Event of Default. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such set-off and application.

          9.4  Default Interest.  Notwithstanding any other provision of this
               ----------------
Agreement to the contrary, upon the occurrence, and during the continuance of, an Event of Default, the Company will pay interest on demand on the unpaid principal amount of the Loans at a rate equal to the sum of the Base Rate plus the Applicable Margin plus 2% per annum, such rate to change as and when such Base Rate changes.


          SECTION 10.  THE AGENT

          10.1  Appointment.  Each Lender hereby irrevocably designates and
                -----------
appoints the Administrative Agent as the agent of such Lender and the Collateral Agent as collateral agent under this Agreement and the Related Documents, and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Related Documents and to exercise such powers and perform such duties as are delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein or in the Related Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Related Documents, or otherwise exist against the Administrative Agent or the Collateral Agent. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders and the Company shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and the Collateral Agent shall act solely as agents of the Lenders and neither the Administrative Agent nor any Collateral Agent assumes, nor shall either of them be deemed to have assumed, any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries.

          10.2  Delegation of Duties.  The Administrative Agent and the
                --------------------
Collateral Agent may execute any of their duties under this Agreement or the Related Documents, as applicable, by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

          10.3  Exculpatory Provisions.  None of the Administrative Agent, the
                ----------------------
Collateral Agent or any of their respective officers, directors, employees, attorneys, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the Related Documents, as applicable (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries or any of their respective officers contained in this Agreement or the Related Documents or in any certificate, report, statement or other document referred to or provided for in or received by the Administrative Agent or the Collateral Agent under or in connection with this Agreement or the Related Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Related Documents or for any failure of the Company to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the Related Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. Neither the Administra-tive Agent nor the Collateral Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Related Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent or the Collateral Agent to the Lenders or by or on behalf of the Company to the Administrative Agent or the Collateral Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          10.4  Reliance by Administrative Agent and Collateral Agent.  Each of
                -----------------------------------------------------
the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Related Documents, as applicable, unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Related Documents, as applicable, in accordance with a request of the Majority Lenders or to the extent specifically provided in Section 11.1, all of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          10.5  Notice of Default.  Neither the Administrative Agent nor the
                -----------------
Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default (other than a Default of the type specified in Section 9.1(a)) hereunder unless the Administrative Agent or the Collateral Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or the Collateral Agent receives such a notice, the Adminis trative Agent or the Collateral Agent shall promptly give notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders; provided, however, that unless and until the Administrative
                  --------  -------
Agent or the Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

          10.6  Non-Reliance on Administrative Agent, Collateral Agent and Other
                ----------------------------------------------------------------
Lenders.  Each Lender expressly acknowledges that none of the Administrative
-------
Agent, the Collateral Agent or any of their respective officers, directors, employees, attorneys, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Adminis trative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates which may come into the possession of the Administrative Agent or the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          10.7  Indemnification.  The Lenders agree to indemnify the
                ---------------
Administrative Agent and the Collateral Agent in their capacities as such (to extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of this Agreement or the Related Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment
               --------  -------
of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the repayment of the Notes and all other amounts payable hereunder.

          10.8  Administrative Agent and Collateral Agent in Their Individual
                -------------------------------------------------------------
Capacities. The Administrative Agent and the Collateral Agent in their
----------
individual capacities and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and any of its Subsidiaries as though the Administrative Agent or the Collateral Agent were not the Administrative Agent or the Collateral Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent and the Collateral Agent in their individual capacities shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, and the terms "Lender" and "Lenders" shall include the
                                 ------       -------
Administrative Agent and the Collateral Agent in their individual capacities.

          10.9  Successor Administrative Agent and Successor Collateral Agent.
                -------------------------------------------------------------
The Administrative Agent and the Collateral Agent may resign as Administrative Agent or as Collateral Agent, as the case may be, at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Majority Lenders shall have the right, upon five days' notice to the Company, to appoint a successor Administrative Agent or Collateral Agent, as the case may be, reasonably acceptable to the Company. If no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's or Collateral Agent's giving of notice of resignation, then, upon five days' notice to the Company and the Lenders, the retiring Administrative Agent or Collateral Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such a bank, having a combined capital and surplus of at least $100,000,000. Provided no Default has occurred and is continuing, the Company shall have the right to consent to any appointment of a successor Administrative Agent or Collateral Agent under this Section 10.9, which consent shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administra tive Agent or Collateral Agent, as the case may be, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Related Documents. After the retiring Administrative Agent's or Collateral Agent's resignation hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement or the Related Documents.

          SECTION 11.  MISCELLANEOUS

          11.1  Amendments and Waivers.  The Administrative Agent (and to the
                ----------------------
extent affecting any Collateral, the Collateral Agent) may, with the prior written consent of the Majority Lenders and after consultation with all the Lenders, from time to time, enter into with the Company written amendments, supplements, modifications or waivers hereto; provided, however, that no such
                                              --------  -------
amendment, supplement, modification or waiver shall without the prior written consent of each Lender directly affected thereby (a) extend the maturity of any Loan or Note payable to such Lender or any payment of principal thereof, (b) reduce the rate or extend the time of payment of interest on any Loan or Note or any fees owing to such Lender hereunder (it being understood that changes to financial definitions only require Majority Lender approval), (c) reduce the principal amount of any Loan or Note of such Lender, (d) except for the increase contemplated within the definition of "Total Revolving Commitment," increase the amount of any Lender's Commitment without such Lender's approval, (e) amend, modify or waive any provision of this Section 11.1, (f) reduce the percentage specified in the definition of Majority Lenders, (g) release any of the Collateral, except as otherwise permitted hereunder or under the Collateral Documents, or (h) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or any Related Document; and provided, further, that no such amendment, supplement, modification or waiver
--------  -------
shall amend, modify, supplement or waive any provision of Section 10 without the written consent of the Administrative Agent or the Collateral Agent, as applicable. In addition, no such amendment, supplement or modifica tion shall extend (a) the Revolving Termination Date without the prior written consent of each

Revolving Lender and (b) the Term Loan Maturity Date without the prior written consent of each Term Lender.

          11.2  Notices.  Except as expressly otherwise provided herein, all
                -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or one Business Day after being sent by overnight mail, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when acknowledged as received, addressed as follows in the case of the Company, the Administrative Agent and the Collateral Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Company:                            Southwestern Life Holdings, Inc.
                                             c/o Southwestern Financial Services Corporation
                                             717 North Harwood Street
                                             Dallas, Texas  75201
                                             Attn.: Steve R. Johnson
                                             Tel.: (214) 954-7257
                                             Fax: (214) 954-7865

     with a copy to:                         Inverness Management Fund I, LLC
                                             660 Steamboat Road
                                             Greenwich, Connecticut  06830
                                             Attn: Robert N. Sheehy
                                             Tel.: (203) 629-5593
                                             Fax: (203) 629-9574

                                             and to

                                             Kirkland & Ellis
                                             200 East Randolph Drive
                                             Chicago, Illinois  60601
                                             Attn.: Christopher Butler
                                             Tel.: 312-861-2298
                                             Fax: 312-861-2200
     The Administrative Agent:               ING (U.S.) Capital LLC
                                             55 East 52nd Street
                                             New York, New York  10055
                                             Attn: Thomas Prangley
                                             Tel.: (212) 409-0943
                                             Fax: (212) 409-5879

     The Collateral  Administrative Agent:   ING (U.S.) Capital LLC
                                             55 East 52nd Street
                                             New York, New York  10055
                                             Attn: Thomas Prangley
                                             Tel.: (212) 409-0943
                                             Fax: (212) 409-5879

provided that any notice, request or demand to or upon the Administrative Agent,
--------
the Collateral Agent or the Lenders shall not be effective until actually received. Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

          11.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

          11.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          11.5  Payment of Expenses and Taxes.  The Company agrees (a) to pay or
                -----------------------------
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and reasonable expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limita tion, the reasonable fees and disbursements of outside counsel to the Administrative Agent, (b) to pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all their reasonable out-of-pocket costs and reasonable expenses incurred in connection with the enforcement or preservation of any rights under this Agreement or the Related Documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Collateral Agent and to each Lender, (c) to pay, indemnify, and hold each Lender, the Administrative Agent and the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documen tary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the Related Documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Collateral Agent (each, in such capacity, the "Indemnified Person") harmless from and against any and all other liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) or disbursements of any kind or nature whatsoever reasonably incurred with respect to any third party claim made as a consequence of the Transaction, the Recapitalization, the Reorganization or this Agreement and the Related Documents or the use of proceeds of the Loan (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no
     -----------------------    --------
obligation hereunder to an Indemnified Person with respect to indemnified liabilities arising from

(i) the gross negligence, bad faith or willful misconduct of such Indemnified Person, (ii) a material breach of this Agreement by such Indemnified Person,
(iii) an internal dispute among the Administrative Agent, Collateral Agent or any Lender which is unrelated to an occurrence of a Default or Event of Default, or (iv) any cost or expense excluded under this Section 11.5 by negative implication. The agreements in this Section 11.5 shall survive the repayment of the Related Documents and all other amounts payable hereunder.

          11.6  Benefit of Agreement; Participations; Assignments.  (a) This
                -------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Notes and their respective successors and assigns, except that (i) the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and (ii) the Lenders may assign or transfer their respective rights or obligations under this Agreement only as provided in paragraphs (b) and (c) of this Section 11.6. Any Lender may from time to time change the office, branch or agency of such Lender at which the Loans are made or carried; provided, that if at the time of any
                                        --------
change from one office, branch or agency to another the effect thereof would be to increase any amount payable by the Company under this Agreement then such change shall not be made without the prior written consent of the Company.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Lender, any Note held by such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 4.4, 4.5, 4.8 and 9.3 with respect to its participation in the Loans outstanding from time to time; provided that no Participant shall
                                            --------
be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except any such amendment or waiver which would require the consent of all of the Lenders pursuant to Section 11.1.

          (c) Subject to the last sentence of this paragraph (c), with the prior written consent (which shall not be unreasonably withheld or delayed) of (i) the Administrative Agent and (ii) provided no Default has occurred and is continuing, the Company, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or to one or more additional banks or financial institutions (each an "Assignee") all or any part of its rights and obligations under this
          --------
Agreement and the Related Documents pursuant to an assignment and assumption agreement between such Assignee and such transferor Lender, provided that no sale shall be made to an Assignee which is not a Lender unless and until the transferor Lender shall first have offered to the other Lenders through the Administrative Agent the opportunity to purchase such rights and obligations. Such assignment and assumption agreement shall be executed by such Assignee and such transferor Lender and shall be delivered to the Administrative Agent for acceptance by the Administrative Agent not less than five Business Days before the proposed effective date of such assignment, together with the payment of a $3,000 administrative fee for the Administrative Agent; provided, however,
                                                        --------  -------
such administrative fee shall be waived the first time a Lender makes an assignment to an Affiliate thereof. On or prior to the effective date specified in such assignment and assumption agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Note previously delivered to such transferor Lender a new Note to the order of such Assignee in an amount based upon the Loans transferred to it pursuant to such assignment and assumption agreement and, unless the transferor Lender has not retained any Loans hereunder, a new Note to the order of the transferor Lender in an amount based upon the Loans retained by it hereunder. Each such new Note shall be dated the effective date of such assignment and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company. Upon such execution, delivery, acceptance and payment, and provided that such Assignee shall have delivered to the Administrative Agent and the Company the forms and certifications described in the first sentence of Section 4.8(c) hereof, from and after the effective date specified in such assignment and assumption agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent of the portion of the Loans of the transferor Lender purchased by it, have the rights and obligations of a Lender hereunder and (y) the transferor Lender thereunder shall, to the extent of the portion of its Loans so sold, be released from its obligations under this Agreement (and, in the case of an assignment and assumption agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Anything in this paragraph notwithstanding, (i) no transfer shall be made pursuant to this paragraph (c) if such transfer by any one transferor Lender to any one additional Lender is in respect of less than $2,500,000 (or, if less, the entire remaining amount of such Lender' s Loans and Commitments) of the Loans of such transferor Lender and
(ii) any Lender may (without requesting consent of the Administrative Agent or the Company) pledge its loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          (d) The Company authorizes each Lender to disclose to any prospective participant or assignee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to entering into this Agreement; provided that with respect to any non-public information such prospective participant or assignee shall have executed a confidentiality agreement.

          11.7  Sharing of Payments.  Except for any prepayment of the Loans
                -------------------
being made on the Closing Date, if any Lender (a "benefitted Lender") shall at
                                                  -----------------
any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 9.1, or otherwise) in a greater proportion than the ratio that the amount of the principal of and interest on the Loans due and payable to such Lender bears to the total amount of all principal of and interest on all Loans due to all of the Lenders, then such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any
                                           --------  -------
portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the benefitted Lender is required to pay interest thereon, in which such case each Lender returning funds to the benefitted Lender shall pay its pro rata share of such interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          11.8   Counterparts.  This Agreement may be executed in one or more
                 ------------
counter parts and by the different parties hereto on separate counterparts, all of which counterparts taken together shall be deemed to constitute one and the same instrument.

          11.9   Headings.  The Section and subsection headings in this
                 --------
Agreement are for convenience of reference only and shall not affect the interpretation hereof.

          11.10  Obligations Several. The obligation of each Lender hereunder is
                 -------------------
several, and no Lender shall be responsible for the obligation or Commitment of any other Lender hereunder. Nothing contained in this Agreement or the Related Documents and no action taken by Lenders pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity.

          11.11  GOVERNING LAW. THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE
                 -------------
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE RELATED DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          11.12  Submission to Jurisdiction.  The Company hereby irrevocably and
                 --------------------------
unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Related Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in or designated pursuant to Section 11.2; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          11.13  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT
                 --------------------
KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND UNCONDI TIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 11.13 HAVE BEEN BARGAINED FOR AND THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                        SOUTHWESTERN LIFE HOLDINGS, INC.



                         By: /s/ Steve Johnson
                             ---------------------------------
                             Name:  Steve Johnson
                             Title: President



                         ING (U.S.) CAPITAL LLC,
                         as Administrative Agent, Arranger and a Lender



                         By: /s/ Thomas D. Prangley
                             ---------------------------------
                             Name:  Thomas D. Prangley
                             Title: Director

                         LENDERS:


                         CREDIT LYONNAIS NEW YORK BRANCH



                         By: /s/ Sebastian Rocco
                             ---------------------------------
                             Name:  Sebastian Rocco
                             Title: Senior Vice President

                         DRESDNER BANK AG, NEW YORK AND
                           GRAND CAYMAN BRANCHES


                         By: /s/ Lloyd C. Stevens
                             ---------------------------------
                             Name:  Lloyd C. Stevens
                             Title: Vice President


                         By: /s/ Jonathan Wallin
                             ---------------------------------
                             Name:  Jonathan Wallin
                             Title: Vice President

                         FLEET NATIONAL BANK



                         By: /s/ Holly A. O'Neil
                             ---------------------------------
                             Name:  Holly A. O'Neil
                             Title: Vice President

                            GENERAL ELECTRIC CAPITAL CORPORATION



                            By: /s/ Steven P. Montross
                                ---------------------------------
                                Name:  Steven P. Montross
                                Title: Duly Authorized Signatory

                        Schedule I - Lender Commitments
                        -------------------------------

                                       Term Loan         Revolving Loan
Lender                                 Commitment        Commitment
------                                 ----------        ----------

ING (U.S.) Capital LLC                 $18,526,315.79    $3,473,684.21

Credit Lyonnais                        $ 8,421,052.63    $1,578,947.37

Dresdner Bank AG, New York
     and Cayman Islands Branch         $18,105,263.16    $3,394,736.84

Fleet National Bank                    $16,842,105.26    $3,157,894.74

General Electric Capital Corporation   $18,105,263.16    $3,394,736.84